Exhibit 10.10

Execution Version

Credit Facilities Agreement

dated May 18, 2018

by and between

Infront International Holdings AG
Grafenauweg 2, 6302 Zug, Switzerland

(IIHAG, Parent or Guarantor)

Infront Holding AG
Grafenauweg 2, 6302 Zug, Switzerland

(IHAG or Guarantor)

Infront Sports & Media AG
Grafenauweg 2, 6302 Zug, Switzerland

(ISMAG, Company, Borrower or Guarantor)

and

UBS Switzerland AG
Bahnhofstrasse 45, 8001 Zurich, Switzerland

(UBS, Mandated Lead Arranger, Underwriter, Bookrunner,

Agent, Security Agent or Original Lender)

UniCredit Bank AG
Arabellastrasse 12, 81925 Munich, Germany

(UniCredit, Mandated Lead Arranger, Underwriter, Bookrunner,

 Documentation Agent or Original Lender)

(IIHAG, IHAG, ISMAG and the Original Lenders, collectively

the Original Parties)

	Contents

1.	Definitions		10
2.	Interpretation		48
3.	The Facilities		49
	3.1	Facilities	49
	3.2	Lenders’ status, rights and obligations	49
	3.3	Obligors’ Agent	50
	3.4	Increase Option	51
4.	Purpose		56
	4.1	Purpose	56
	4.2	Monitoring	57
5.	Conditions of Utilisation		57
	5.1	Initial conditions precedent	57
	5.2	Further conditions precedent	57
	5.3	Optional Currency	57
	5.4	Maximum number of Loans	58
6.	Utilisation		58
	6.1	Delivery of a Utilisation Request	58
	6.2	Completion of a Utilisation Request	58
	6.3	Currency and amount	58
	6.4	Lenders’ participation	59
	6.5	Cancellation of Commitment	59
7.	Extension Options		59
	7.1	First Extension Option	59
	7.2	Second Extension Option	60
8.	Repayment		61
	8.1	Term Loan Facility	61
	8.2	RCF	62
9.	Prepayment and Cancellation		63
	9.1	Voluntary prepayments	63
	9.2	Illegality	64
	9.3	Change of Control	64
	9.4	Increased Costs, Tax Gross Up, and Tax Indemnity	64
	9.5	Mandatory prepayments	64
	9.6	Voluntary cancellations	66
	9.7	Break Costs	67
10.	Interest		67
	10.1	Calculation of interest	67
	10.2	Margin	67
	10.3	Payment of interest	69

	10.4	Default interest	69
	10.5	Recalculation of interest	69
	10.6	Notification of rates of interest	70
11.	Interest Periods		70
	11.1	Selection of Interest Periods	70
	11.2	Changes to Interest Periods	71
	11.3	Non-Business Days	71
12.	Changes to the calculation of interest		71
	12.1	Absence of quotations	71
	12.2	Market disruption	72
13.	Fees		73
	13.1	Commitment fee	73
	13.2	Agency fee	73
	13.3	Arrangement fee	73
14.	Tax gross-up and indemnity		73
	14.1	Tax gross-up	73
	14.2	Tax indemnity	75
15.	FATCA		76
	15.1	FATCA Information	76
	15.2	FATCA Deduction	79
16.	Increased Costs		79
	16.1	Increased costs	79
	16.2	Increased cost claims	80
	16.3	Exceptions	80
17.	Other Indemnities		81
	17.1	Currency indemnity	81
	17.2	Other Indemnities	81
	17.3	Indemnity to the Agent and the Security Agent	82
18.	Costs and Expenses		82
	18.1	Transaction expenses	82
	18.2	Amendment costs	82
	18.3	Enforcement costs	83
	18.4	Extension fee	83
19.	Guarantee		83
	19.1	Guarantee	83
	19.2	Nature of the Guarantee	83
	19.3	Continuing Guarantee	83
	19.4	Reinstatement	84
	19.5	Waiver of Defences	84
	19.6	Immediate Recourse	85
	19.7	Appropriations	85

	19.8	Deferral of Guarantors’ Rights	85
	19.9	Additional Security	86
	19.10	Limitation	87
20.	Representations and Warranties		89
	20.1	Status	89
	20.2	Binding obligations	89
	20.3	Non-conflict with other obligations	89
	20.4	Power and authority	90
	20.5	Validity and admissibility in evidence	90
	20.6	Compliance with laws	90
	20.7	Governing Law and Enforcement	90
	20.8	Compliance by shareholders	90
	20.9	Transactions	91
	20.10	No Insolvency	91
	20.11	Deduction of Tax	91
	20.12	No Filing or Stamp Taxes	92
	20.13	Non-Bank Rules	92
	20.14	No default	92
	20.15	No Proceedings	93
	20.16	Financial statements	93
	20.17	No use of funds for Restricted Persons	93
	20.18	Sanctions	94
	20.19	Anti-Corruption Laws and Anti-Money Laundering Laws	94
	20.20	Pari passu ranking	94
	20.21	No misleading information	95
	20.22	Times when representations made	95
21.	Information undertakings		95
	21.1	Financial information	95
	21.2	Compliance Certificate	97
	21.3	Requirements as to financial statements	97
	21.4	Information: miscellaneous	98
	21.5	Notification of Default	99
	21.6	Notification of Mandatory Prepayment	100
	21.7	Use of Websites	100
22.	Financial Covenants		101
	22.1	Leverage Ratio	101
	22.2	Minimum Equity	102
	22.3	Financial Testing	102
	22.4	Equity cure right	102
23.	General undertakings		103
	23.1	Authorisations	103

	23.2	Compliance with laws	103
	23.3	Acquisitions, mergers and joint ventures	103
	23.4	Change of business	104
	23.5	Compliance by shareholders	104
	23.6	Transactions	104
	23.7	Insurance	104
	23.8	Financial Indebtedness	105
	23.9	Loans or credits	105
	23.10	Guarantees	105
	23.11	Dividends and restricted payments	105
	23.12	Related party transactions	106
	23.13	Negative pledge	106
	23.14	Disposals	106
	23.15	Pari passu ranking	106
	23.16	Transactions	107
	23.17	Non-Bank Rules	107
	23.18	Taxation	107
	23.19	Financial statements	108
	23.20	Changes to Accounting Standards	108
	23.21	Centre of main interests	108
	23.22	Intellectual Property	108
	23.23	No use of funds for Restricted Persons	109
	23.24	Anti-Corruption Laws and Anti-Money Laundering Laws	109
	23.25	Condition Subsequent	110
24.	Events of Default		110
	24.1	Non-payment	110
	24.2	Financial Covenants	110
	24.3	Other obligations	110
	24.4	Misrepresentation	110
	24.5	Cross default	111
	24.6	Insolvency	112
	24.7	Insolvency proceedings	112
	24.8	Creditors’ process	113
	24.9	Ownership by Company of other Obligors	113
	24.10	Unlawfulness	113
	24.11	Invalidity or Unenforceability of Finance Documents	113
	24.12	Repudiation	113
	24.13	Audit qualification	114
	24.14	Material adverse change	114
	24.15	Acceleration	114
25.	Changes to the Lenders		114

	25.1	Assignments and Transfers by the Lenders	114
	25.2	Conditions of Assignment or Transfer	115
	25.3	Assignment or Transfer Fee	116
	25.4	Limitation of Responsibility of Existing Lenders	116
	25.5	Procedure for Transfer	117
	25.6	Procedure for Assignment	118
	25.7	Copy of Assignment Agreement or Transfer Agreement to the Obligors’ Agent	119
	25.8	Exposure transfer transactions	119
26.	Changes to the Obligors		120
27.	Role of the Agent		120
	27.1	Appointment of the Agent	120
	27.2	Duties of the Agent and the Security Agent	121
	27.3	No fiduciary duties	121
	27.4	Business with the Group	122
	27.5	Rights and discretions of the Agent	122
	27.6	Majority Lenders’ instructions	123
	27.7	Responsibility for documentation	123
	27.8	Exclusion of liability	124
	27.9	Lenders’ indemnity to the Agent	124
	27.10	Resignation of the Agent	124
	27.11	Relationship with the Lenders	126
	27.12	Credit appraisal by the Lenders	126
	27.13	Reference Banks	127
	27.14	Deduction from amounts payable by the Agent	127
	27.15	Security Agent	127
28.	Conduct of Business by the Finance Parties		127
29.	Replacement of Lender		128
30.	Sharing among the Finance Parties		130
	30.1	Payments to Finance Parties	130
	30.2	Redistribution of payments	130
	30.3	Recovering Finance Party’s rights	130
	30.4	Reversal of redistribution	131
	30.5	Exceptions	131
31.	Payment mechanics		132
	31.1	Payments to the Agent	132
	31.2	Distributions by the Agent	132
	31.3	Distributions to a Borrower	132
	31.4	Clawback	132
	31.5	Partial payments	133
	31.6	Business Days	133

32.	Set-off		133
33.	Contractual recognition of Bail-in		134
34.	Notices and language		134
	34.1	Notices	134
	34.2	Language	136
35.	Severability		137
36.	Remedies and waivers		137
37.	Amendments and waivers		137
	37.1	Required consents	137
	37.2	Exceptions	137
	37.3	Replacement of screen rate	139
38.	Confidentiality		140
	38.1	Confidential Information	140
	38.2	Release from bank secrecy	140
	38.3	Confidentiality of Reference Bank Quotations	140
39.	Counterparts		142
40.	Governing Law		142
41.	Jurisdiction		142

Schedules

Number	Name of Schedules
1	Original Parties
2	Conditions Precedent
3	Requests
4	Form of Transfer Agreement
5	Form of Assignment Agreement
6	Form of Compliance Certificate
7	Form of Increase Documents
8	Group Structure Chart

This credit facilities agreement is dated as of May 18, 2018, and made between:

1.                            Infront International Holdings AG, Grafenauweg 2, 6304 Zug, Switzerland, a corporation (Aktiengesellschaft) incorporated and organised under the laws of Switzerland, registered with the Commercial Register of the Canton of Zug under registration no. CHE-491.081.520 (IIHAG, Parent or Guarantor);

2.                            Infront Holding AG, Grafenauweg 2, 6304 Zug, Switzerland, a corporation (Aktiengesellschaft) incorporated and organised under the laws of Switzerland, registered with the Commercial Register of the Canton of Zug under registration no. CHE-109.900.324 (IHAG or Guarantor);

3.                            Infront Sports & Media AG, Grafenauweg 2, 6304 Zug, Switzerland, a corporation (Aktiengesellschaft) incorporated and organised under the laws of Switzerland, registered with the Commercial Register of the Canton of Zug under registration no. CHE-101.159.299 (ISMAG, Company, Borrower or Guarantor);

4.                            UBS Switzerland AG, Bahnhofstrasse 45, 8001 Zurich, Switzerland, a corporation (Aktiengesellschaft) incorporated and organised under the laws of Switzerland, registered with the Commercial Register of the Canton of Zurich under registration no. CHE-412.669.376, and licensed by the Swiss Financial Market Supervisory Authority FINMA as a bank and securities dealer (UBS, Mandated Lead Arranger, Underwriter, Bookrunner, Agent, Security Agent or Original Lender); and

5.                            UniCredit Bank AG, Arabellastrasse 12, 81925 Munich, a corporation (Aktiengesellschaft) incorporated and organised under the laws of Germany, registered with the Local Court of Munich under registration no. 42148 (UniCredit, Mandated Lead Arranger, Underwriter, Bookrunner, Documentation Agent or Original Lender).

Section 1

Definitions and Interpretation

1.                  Definitions

In this Agreement:

10 Non-Bank Rule means the rule that the aggregate number of Lenders of a Borrower under this Agreement (respectively under any Loan if the Swiss Federal Tax Administration has confirmed that each Loan can be considered as a separate financing for Swiss Withholding Tax purposes) that are not Qualifying Banks must not at any time exceed 10 (ten), all in accordance with the Guidelines and the applicable legislation.

20 Non-Bank Rule means the rule that the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of a Borrower under all its outstanding debt relevant for classification as debenture (Kassenobligation) with a maturity of more than one year must not at any time exceed 20 (twenty), all in accordance with the Guidelines and the applicable legislation.

Acceptable Bank means:

a)                           the Finance Parties;

b)                           a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB+ or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa1 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency, whereby in case of a split rating, the higher rating prevails; or

c)                            any other bank or financial institution approved by the Agent.

Accepting Lender has the meaning given to it in Clause 3.4 (Increase Option).

Accession Agreement means an agreement substantially in the form set out in Part II of Schedule 7 (Form of Increase Documents).

Accounting Standards means:

a)                           regarding consolidated financial statements of the Group: IFRS; and

b)                           regarding stand-alone financial statements of each Obligor: generally accepted accounting principles in the jurisdiction of incorporation of the relevant Obligor.

Additional Availability Period means in relation to any Additional Term Loan Facility Commitment: the period from and including the Increase Date to and including the day that is 1 (one) Month after the Increase Date.

Additional Commitments means the Additional Term Loan Facility Commitment and the Additional RCF Commitment.

Additional Lender has the meaning given to it in Clause 3.4 (Increase Option).

Additional Term Loan Facility Commitment has the meaning given to it in Clause 3.4 (Increase Option).

Additional RCF Commitment has the meaning given to it in Clause 3.4 (Increase Option).

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agency Fee Letter means the fee letter, dated April 19, 2018, between UBS in its capacity as Agent and the Company setting out the agency fee referred to in Clause 13.2 (Agency fee).

Agent’s Spot Rate of Exchange means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

Agreement means this EUR 450,000,000 credit facilities agreement, as amended from time to time, between IIHAG as Parent and Guarantor, IHAG as Guarantor, ISMAG as Company, Borrower and Guarantor, UBS as Mandated Lead Arranger, Underwriter, Bookrunner, Agent, Security Agent and Original Lender and UniCredit as Mandated Lead Arranger, Underwriter, Bookrunner, Documentation Agent and Original Lender as well as any other person becoming a Party hereto.

Anti-Corruption Laws means all laws of any jurisdiction, including and without limitation, prohibiting bribery, corruption, corrupt payment, offer, promise, or authorisation of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any government official, government employee or commercial entity to obtain a business advantage, including, but not limited to the UK Bribery Act 2010 and the United States Foreign Corrupt Practices Act of 1977, each as amended, and other similar legislation in other jurisdictions (governmental or commercial).

Anti-Money Laundering Laws means all laws, rules and regulations related to the prevention of money laundering.

Assignment Agreement means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

Availability Period means in relation to:

a)                           the Term Loan Facility, the period from and including the date of this Agreement to and including the date which is 15 (fifteen) Business Days after the date of this Agreement or, in relation to any Additional Term Loan Facility Commitment, the Additional Availability Period; and

b)                           the RCF, the period from and including the date of this Agreement to and including the day that is 1 (one) Month before the Final Maturity Date.

Available Commitment means, in relation to a Facility, a Lender’s Commitment under that Facility minus its participation in the Loan Amount of any outstanding Loans under that Facility.

Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

Bail-in Action means the exercise of any Write-down and Conversion Powers.

Bail-in Legislation means:

a)                           in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

b)                           in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

Base Currency means EUR.

Base Currency Amount means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is 3 (three) Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) as adjusted to reflect any repayment or prepayment of a Loan.

Borrower means the Company.

Break Costs means the amount (if any) by which:

a)                           the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt by it of all or any part of its participation in a Loan Amount or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the Loan Amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

b)                           the amount which that Lender would be able to obtain by placing an amount equal to its participation in the Loan Amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period of such Loan.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Zurich and Frankfurt, and in relation to any date for payment or purchase of, or the fixing of an interest rate in relation to Euro (EUR): any TARGET Day.

Capital Adequacy Requirement means a request or requirement relating to the maintenance of capital imposed on a Lender by the competent regulator or applicable regulation:

a)                           excluding one which is attributable to the implementation or application of or compliance with:

(i)                           the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (Basel II);

(ii)                        any other law or regulation in force on the date of this Agreement (including the Federal Ordinance on Capital Requirements and Risk Allocation of Banks and Securities Dealers (Eigenmittelverordnung), dated as of June 1, 2012 (Status as of January 1, 2018); and the FINMA Circular 2008|19 on Regulatory Capital Requirements for Credit Risks of Banks (Eigenmittelanforderungen für Kreditrisiken von Banken) dated as of November 20, 2008 as well as the FINMA Circular 2017|7 on Regulatory Capital Requirements for Credit Risks of Banks (Eigenmittelanforderungen für Kreditrisiken von Banken) dated as of December 7, 2016) which implements Basel II; or

(iii)                     “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on December 16, 2010 (Basel III), to the extent respective implementing laws and regulations have been enacted as of the date of this Agreement and are applicable to the Finance Parties; but

b)                           including one which is attributable to the implementation (including implementation by way of an amendment to Basel II or Basel III) or application of or compliance with any other law or regulation not entered into force on the date of this Agreement (including amendments to the Federal Ordinance on Capital Requirements and Risk Allocation of Banks and Securities Dealers (Eigenmittelverordnung); the FINMA Circular 2013|1 on Regulatory Capital of Banks (Aufsichtsrechtlich anrechenbare Eigenmittel von Banken); or amendments to the FINMA Circular 2008|19 on Regulatory Capital Requirements for Credit Risks of Banks (Eigenmittelanforderungen für

Kreditrisiken von Banken) or to the FINMA Circular 2017|7 on Regulatory Capital Requirements for Credit Risks of Banks (Eigenmittelanforderungen für Kreditrisiken von Banken) dated as of December 7, 2016).

Cash means, at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group, in case of an Obligor an account with an Acceptable Bank, to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

a)                           that cash is repayable on demand;

b)                           repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

c)                            there is no Security over that cash except for any Permitted Security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements; and

d)                           the cash is freely and immediately available.

Cash Equivalent means at any time:

a)                           certificates of deposit maturing within 1 (one) year after the relevant date of calculation and issued by an Acceptable Bank;

b)                           any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within 1 (one) year after the relevant date of calculation and not convertible or exchangeable to any other security;

c)                            commercial paper not convertible or exchangeable to any other security:

(i)                           for which a recognised trading market exists;

(ii)                        issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)                     which matures within 1 (one) year after the relevant date of calculation; and

(iv)                    which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

d)                           any investment in money market funds which:

(i)                           have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited; and

(ii)                        invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above,

to the extent that investment can be turned into cash on not more than 30 (thirty) days’ notice; or

e)                            any other debt security approved by the Majority Lenders,

in each case to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Security Agreements).

Change of Control means Wanda ceases to directly or indirectly hold, via direct or indirect shareholdings in the Parent, 50.1% of the voting rights in the Parent.

Clause means any clause of this Agreement.

Closing Date means the date on which the first Utilisation of the Facilities occurs.

CO means the Swiss Federal Code of Obligations (Schweizerisches Obligationenrecht, OR) of March 30, 1911, as amended from time to time (SR 220).

Code means the US Internal Revenue Code of 1986.

Commitment means a Term Loan Facility Commitment or a RCF Commitment.

Compliance Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

Confidential Information means all information relating to any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

a)                           any member of the Group or any of its advisers; or

b)                           another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)                           is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidentiality);

(ii)                        is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)                     is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Default means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

Designated Website has the meaning given to it in Clause 21.7 (Use of Websites).

Discharged Rights and Obligations has the meaning set forth in Clause 25.5 (Procedure for Transfer).

EBITDA means, in respect of a relevant period, earnings before interest, taxes, depreciation and amortisation as set forth in the relevant financial statements.

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.

Equity means shareholders’ equity per the balance sheet (including minority interests and add-back of goodwill amortisations (without impairments) accumulated since closing of the Acquisition) plus Shareholder Loans (including accrued interest thereon).

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

Euro and EUR means the single currency unit of the member states of the European Union that adopts or has adopted, and in each case continues to adopt, the Euro as its lawful currency in accordance with legislation of the European Union relating to the Economic and Monetary Union.

EURIBOR means:

a)                           the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or on a substitute screen);

b)                           if no rate is available on the corresponding Reuters screen (or on a substitute screen) for the relevant Interest Period, but for shorter or longer interest periods, the rate to be determined by the Agent by way of interpolation between the rates of the next shorter and next longer interest period for which a rate is available; or

c)                            if the rate cannot be determined according to (a) or (b) above, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one sixteenth of one percent (1/16%)) of the rates as supplied to the Agent at its request quoted by the Reference Banks for the relevant Interest Period.

all of the foregoing as of 11:00 a.m. (Brussels time) on the Quotation Day and, if that rate is less than zero, EURIBOR shall be deemed to be zero.

Event of Default means any event or circumstance specified as such in Clause 24 (Events of Default).

Existing Credit Facilities Agreement means the credit facilities agreement dated July 27, 2016, pursuant to which Wanda Sports Finance Ltd., Hong Kong, provided IIHAG with a USD 470,000,000 facility, with an actual outstanding amount of USD 470,000,000 as of March 31, 2018, on-lent to the Company on July 27, 2016, in an amount of USD 470,000,000 with an actual outstanding amount of EUR 381,462,543.63 as of March 31, 2018.

Extension Request means a written request substantially in the form set out in Part III of Schedule 3 (Requests) or any other form agreed between the Borrower and the Lenders.

Extension Option means the First Extension Option or the Second Extension Option.

Facility means each of the Term Loan Facility and the RCF (together the Facilities).

FATCA means:

a)                           sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

b)                           any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement be-tween the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph a) above; or

c)                            any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs a) or b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

a)                           in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), July 1, 2014;

b)                           in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce in-terest from sources within the US), January 1, 2019; or

c)                            in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs a) or b) above, January 1, 2019,

or, in each case, such other date from which such payment may be-come subject to a deduction or withholding required by FATCA as a re-sult of any change in FATCA after the date of this Agreement.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Letters means any agreement setting out fees payable to a Finance Party in connection with the Facilities or are referred to in Clause 3.4 (Increase Option) or Clause 13 (Fees) of this Agreement or under any other Finance Document.

Final Maturity Date means in relation to a Facility, the Initial Maturity Date, or, if applicable the First Extended Maturity Date, or, if applicable, the Second Extended Maturity Date.

Finance Documents means:

a)                           this Agreement;

b)                           any Compliance Certificate;

c)                            any Utilisation Request;

d)                           any Selection Notice;

e)                            any Extension Request;

f)                             any Increase Request;

g)                            any Increase Agreement;

h)                           any Accession Agreement;

i)                               any Hedging Agreement;

j)                              any Security Agreement;

k)                           any Fee Letter;

l)                               any written waiver or amendment relating to any of the foregoing documents, including any waiver granted by the Agent in the name and on behalf of the Lenders; and

m)                       any other document designated as such by the Agent and the Borrower.

Finance Party means each of the Mandated Lead Arrangers, Underwriters, Bookrunners, the Agent, the Security Agent, Lenders and the Hedge Counterparties.

Financial Covenants has the meaning given to it in Clause 22 (Financial Covenants).

Financial Indebtedness means any indebtedness for or in respect of:

a)                           moneys borrowed and debit balances at banks or other financial institutions;

b)                           any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

c)                            any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

d)                           the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Standards, be treated as a finance or capital lease;

e)                            receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

f)                             any amount raised under any other transaction (including any forward sale or deferred purchase agreement) of a type not referred to in any other paragraph of this definition classified as borrowing under the applicable Accounting Standards;

g)                            any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

h)                           any counter-indemnity obligation (Aufwendungsersatzanspruch) in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

i)                               without double-counting, the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

First Currency has the meaning given to it in Clause 17.1 (Currency indemnity).

First Extended Maturity Date has the meaning given to it in Clause 7.1 (First Extension Option).

First Extension Option has the meaning given to it in Clause 7.1 (First Extension Option).

Group means the Parent and its Subsidiaries.

Group Structure Chart means:

a)                           as of the date of the Agreement, a structure chart of the Group as set out in Schedule 8 (Group Structure Chart);

b)                           thereafter, the structure chart of the Group most recently delivered pursuant to sub-paragraph (e)(iii) of Clause 21.1 (Information: miscellaneous).

Guarantee means the guarantee as set forth in Clause 19 (Guarantee).

Guarantor means each of the Guarantors.

Guidelines means together:

a)                          the guidelines S-02.122.1 in relation to bonds of April 1999 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.122.1 vom April 1999 betreffend “Obligationen”);

b)                          the guidelines S-02.123 in relation to inter-bank transactions of September 22, 1986 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.123 vom 22. September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (“Interbankguthaben”));

c)                           the guidelines S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt S-02.128 vom Januar 2000 “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen”);

d)                          the guidelines S-02.130.1 in relation to accounts receivable of Swiss debtors of April 1999 (Merkblatt S-02.130.1 vom April 1999 “Geldmarktpapiere und Buchforderungen inländischer Schuldner”);

e)                           the circular letter No. 15 in relation to bonds and derivative financial instruments of October 3, 2017 (Kreisschreiben Nr. 15 vom 3. Oktober 2017 betreffend Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben); and

f)                            the circular letter No. 34 of July 26, 2011 (1-034-V-2011) in relation to customer credit balances (Kreisschreiben Nr. 34 (“Kundenguthaben”) vom 26. Juli 2011),

in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration, and taking into consideration any amendment of the

Hedge Counterparty means:

a)                           UBS or UniCredit; or

b)                           any other Lender becoming a Hedge Counterparty after the date of this Agreement.

Hedging Agreement means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by the Borrower and a Hedge Counterparty for the purpose of hedging the types of liabilities and|or risks in relation to the Term Loan Facility and the RCF.

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Increase Agreement means an agreement substantially in the form set out in Part I of Schedule 7 (Form of Increase Documents).

Increase Date has the meaning given to it in Clause 3.4 (Increase Option).

Increasing Lender has the meaning given to it in Clause 3.4 (Increase Option).

Increase Option means the request pursuant to Clause 3.4 (Increase Option) to increase the Total Term Loan Facility Commitments or the Total RCF Commitments.

Increase Period means the period from and including the date of this Agreement to and including the day that is 12 (twelve) Months before the Final Maturity Date.

Increase Request means a notice substantially in the form set out in Part IV of Schedule 3 (Requests).

Initial Maturity Date means June 30, 2021.

Intellectual Property means:

a)                           any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

b)                           the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

Interest Period means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods).

Investments means investments in tangible, intangible and financial assets;

Legal Reservations means:

a)                           the limitation of enforcement by laws relating to insolvency or reorganisation and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

b)                          the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of acquiescence, set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;

c)                           any matters which are set out as qualifications or reservations as to matters of law in the legal opinions rendered in accordance with the Finance Documents;

d)                          the principle that a Swiss court may not give effect to an indemnity for legal costs incurred where the court has made an order for costs and fees; and

e)                           similar principles, rights and defences as to matters of law under the laws of any other jurisdiction to the extent that they are relevant and applicable.

Lender means:

a)                           any Original Lender; and

b)                           any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 25 (Changes to the Lenders) or Clause 3.4 (Increase Option),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

Leverage Ratio means at any time Net Senior Debt to consolidated EBITDA (EBITDA on a rolling basis for the previous 12 (twelve) Months).

LIBOR stands for “London Interbank Offered Rate” administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) and means the interest rate per annum (applied by the Agent) which, in relation to any relevant amount utilised and outstanding:

a)                           is displayed as the applicable interest rate for a period comparable to the relevant Interest Period on the Reuters screen “LIBOR” (or on a substitute screen) as of 11:00 a.m. (London time) on each Quotation Day; or

b)                           if no rate is available on the corresponding Reuters screen (or on a substitute screen) for the relevant Interest Period, but for shorter or longer interest periods, the rate to be determined by the Agent by way of interpolation between the rates of the next shorter and next longer interest period for which a rate is available; or

c)                            if the rate cannot be determined according to (a) or (b) above, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one sixteenth of one percent (1/16%)) of the rates as supplied to the Agent at its request quoted by the Reference Banks as of 11:00 a.m. (London time) on the Quotation Day for the relevant Interest Period.

Loan means a Term Loan or a RCF Loan.

Loan Amount means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan, adjusted to reflect any repayment, prepayment, consolidation or division of the Loan.

Major Service Contracts means:

a)                           FIFA Asian media rights agreement between Fédération Internationale de Football Association (FIFA) and Infront Football Media Pte Ltd, dated October 26, 2011, as assigned from ISMAG to Infront Football Media Pte. Ltd., with a current contract term until 2022 or as extended from time to time;

b)                           FIFA production agreement between Fédération Internationale de Football Association (FIFA) and HOST BROADCAST SERVICES (HBS) AG, dated February 13, 2006, as assigned and amended from time to time, with a current contract term until 2022 or as extended from time to time;

c)                            Lega Calcio Football media rights agreement between Lega Nazionale Professionisti Serie A and Infront Italy SpA, dated April 29, 2014, with a current contract term until June 30, 2021 or as extended from time to time; and

d)                           any other service contract entered into by a member of the Group with (i) a contract volume exceeding EUR 100,000,000 p.a. and (ii) a contract term exceeding 3 (three) years.

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Commitments immediately prior to the reduction).

Management Program means the management incentive program governed by the Investment and Shareholders Agreement dated July 7, 2015, initially signed by several subsidiaries of Wanda and several individual member of the Group’s management, as assigned and amended from time to time.

Mandate Letter means the mandate letter, dated April 19, 2018, between the Mandated Lead Arrangers and the Company setting out, inter alia, the arrangement fee referred to in Clause 13.3 (Arrangement fee).

Margin has the meaning set forth in Clause 10.2 (Margin).

Market Disruption Event has the meaning set forth in Clause 12.2 (Market disruption).

Material Adverse Effect means a material adverse effect on:

a)                           the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; or

b)                           the ability of an Obligor to perform its obligations under the Finance Documents; or

c)                            the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

Minimum Equity has the meaning given to it in Clause 22.2 (Minimum Equity).

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

a)                           subject to paragraph c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

b)                           if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

c)                            if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

Net Senior Debt means, at any time, the aggregate amount of moneys borrowed and debit balances at banks or other financial institutions or moneys borrowed under any debt capital market instrument as set forth in the relevant financial statements, including, but not limited to:

a)                           acceptance credits;

b)                           moneys raised under or pursuant to bonds, notes, debentures, loan stock or any similar instrument;

c)                            receivables sold or discounted (if not sold on a non-recourse basis);

d)                           counter-indemnity obligation in respect of a guarantee, indemnity, bond and a documentary letter;

e)                            other amounts raised (e.g., redeemable shares and classified as borrowings under the applicable Accounting Standards);

f)                             any liability under an advance or deferred purchase agreement, except for pre-agreed payment schedules relating to rights, purchase, sale and service agreements in the ordinary course of business; and

g)                            any financial lease obligations (unless arising due to application of new IFRS 16 accounting standard);

excluding equity equivalents (such as shareholder loans subordinated in accordance with article 725 para. 2 CO or any equivalent regulation under applicable foreign law,

and minus Cash and Cash Equivalents,

excluding such proceeds from equity equivalents (such as subordinated shareholder loans) which are still freely available and not yet invested.

New Lender has the meaning set forth in Clause 25 (Changes to the Lenders).

Non-Bank Rules means, together, the 10 Non-Bank Rule and the 20 Non-Bank Rule.

Non-Consenting Lender has the meaning set forth in Clause 29 (Replacement of Lender).

Obligor means the Borrower and the Guarantors.

Obligors’ Agent has the meaning set forth in Clause 3.3 (Obligors’ Agent).

Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in Clause 5.3 (Optional Currency).

Paper Form Finance Party has the meaning given to it in Clause 21.7 (Use of Websites).

Participating Member State means any member state of the European Union that has EUR as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Party means a party to this Agreement.

Permitted Acquisitions means:

a)                           mergers between:

(i)                           Obligors;

(ii)                        Pledged Companies;

(iii)                     Obligors and members of the Group whereby

(A)                     the Obligor is the surviving entity; and

(B)                     the value of the Obligor is not materially adversely affected as a result of such merger;

(iv)                    members of the Group which are not an Obligor;

provided in each case under (i) through (iv) that:

(A)                 any and all assets shall be transferred to the surviving entity;

(B)                 if new shares have to be issued, all such new shares shall be subscribed by the surviving entity; and

(C)                 the surviving entity shall continue to have the liabilities of the ceasing entity.

b)                           an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Reorganisation.

c)                            the incorporation of a company which on incorporation becomes a member of the Group, but only if:

(i)                           the company is incorporated with limited liability in a member state of the EU, an EFTA country or an OECD country which is not a Restricted Country; and

(ii)                        the shares in the company are directly or indirectly wholly-owned by an Obligor, Security over the shares in that company, in form and substance satisfactory to the Agent, is created in favour of the Security Agent within 30 day of the date of its incorporation;

d)                           acquisitions, investments and joint ventures at a time when no Default has occurred and is continuing and in which the acquired company, business or undertaking is incorporated or established in a member state of the EU, an EFTA country or an OECD country which is not a Restricted Country, provided, that

(i)                           for an acquisition, investment and joint venture the overall value of which exceeds EUR 25,000,000 and for which the purchase price is payable in Cash or Cash Equivalent (incl. deferred payment but excl. a potential earn-out payment) the Company shall provide a confirmation to the Lenders of the target entity’s positive EBITDA for the past twelve-months period (including reasonably assumed synergies capped at a maximum of 30% of the annual EBITDA of the target entity) and a pro-forma confirmation of the compliance with the Financial Covenants for four financial quarters (thereof two testing dates following the proposed acquisition, investment and joint venture); and

(ii)                        during the term of this Agreement the aggregate amount of all acquisitions, investments and joint ventures shall not exceed EUR 150,000,000.

e)                            other acquisitions, investments and joint ventures entered into with the prior written consent of the Majority Lenders.

Permitted Disposal means any sale, lease, licence, transfer or other disposal:

a)                           made in the ordinary course of trading or in the ordinary course of business of the disposing entity including the granting of licences  with suppliers and customers;

b)                          of assets (other than shares or the business of a member of the Group or any Obligor, or material Intellectual Property required for the business of the Group) in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for Cash or Cash Equivalent);

c)                            of Cash Equivalent for Cash or in exchange for other Cash Equivalent;

d)                           of any asset from an Obligor or Pledged Company to another Obligor or Pledged Company;

e)                            of any asset (other than shares) to or from an Obligor to or from a  Pledged Company by way of granting licenses (at arms’ length terms) in the ordinary course of business;

f)                             amongst members of the Group which are not an Obligor or a Pledged Company;

g)                            of any asset from a member of the Group to an Obligor or Pledged Company;

h)                           of any asset (other than shares) from a member of the Group which is neither an Obligor nor a Pledged Company to an Obligor or a Pledged Company by way of granting licenses (at arms’ length terms) in the ordinary course of business;

i)                               of any asset as a result of a Permitted Security, a Permitted Loan, a Permitted Transaction or a Permitted Reorganisation;

j)                              of any obsolete or redundant asset (other than shares or the business of a member of the Group and/or any Obligor or material Intellectual Property required for the business of the Group);

k)                           of treasury shares in connection with the Planned Treasury Share Transfer;

l)                               of any asset with the prior written consent of the Majority Lenders; and

m)                       where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (a) to (k) above) does not exceed EUR 5,000,000 (or its equivalent in another currency or currencies) in any financial year.

Permitted Guarantee means:

a)                           the Guarantee;

b)                           any guarantee made in the ordinary course of business by a member of the Group for the benefit of another member of the Group;

c)                            any contractual guarantee by a member of the Group for the benefit of a business partner (other than shareholders or affiliates thereof), granted in connection with any rights, purchase, sale and service agreements entered into in the ordinary course of business;

d)                           any guarantee made in the ordinary course of business by a member of the Group for the benefit of a party which is not a member of the Group (except shareholders or affiliates thereof), so long as the aggregate amount of such guarantees including the aggregate amount of Permitted Loans pursuant to paragraph (c) of the definition “Permitted Loans” does not exceed EUR 10,000,000 (or its equivalent in any other currency or currencies) at any time;

e)                            any guarantee made in connection with Permitted Indebtedness pursuant to paragraphs (a) to (k) of the definition “Permitted Indebtedness”, provided however, that in case of paragraph (k) only guarantees by the Obligors for unsubordinated capital markets instruments in the aggregate maximum amount of EUR 100,000,000 at any time shall be permitted;

f)                             the endorsement of negotiable instruments in the ordinary course of trade;

g)                            any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

h)                           any guarantee of a joint venture to the extent permitted by Clause 23.3 (Acquisitions, mergers and joint ventures);

i)                               any guarantee permitted under Clause 23.8 (Financial Indebtedness);

j)                              any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of “Permitted Security”;

k)                           customary indemnities granted to directors and officers of a member of the Group (in their capacity as such) by any member of the Group;

l)                               any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition, Permitted Reorganisation or Permitted Disposal which indemnity is in a customary form and subject to customary limitations.

Permitted Indebtedness means Financial Indebtedness:

a)                           existing under the Existing Credit Facilities Agreement until 1 (one) Business Day after the Closing Date;

b)                           arising under the Finance Documents;

c)                            due to advances or deferred purchase prices in connection with pre-agreed payment schedules relating to purchase agreements in the ordinary course of business;

d)                           in connection with foreign exchange transactions (other than for speculative purposes);

e)                            of an acquired company in case of a Permitted Acquisition;

f)                             due to a deferred purchase price payment in connection with a Permitted Acquisition;

g)                            by members of the Group under financing leases (other than lease liabilities included due to implementation of IFRS16) in the aggregate maximum amount of EUR 10,000,000 at any time;

h)                           by members of the Group for bilateral bank loans in the aggregate maximum amount of EUR 10,000,000 at any time;

i)                               by members of the Group for bank guarantees (e.g., advance payments, guarantees or performance bonds) in the aggregate maximum amount of EUR 30,000,000 at any time;

j)                              by the Company for capital markets instruments in the aggregate maximum amount of EUR 100,000,000 at any time, or,

provided capital markets instruments exceeding the amount of EUR 100,000,000 are

(i)                           subordinated to all creditors of the Company,

(ii)                        not repayable before the Final Maturity Date and

(iii)                     no interest is payable on such instruments before the Final Maturity Date,

the aggregate maximum amount of such capital market instruments shall be increased to EUR 150,000,000;

k)                           arising under pension or post-employment benefit schemes;

l)                               under any Permitted Loan or Permitted Guarantee; and

m)                       any Financial Indebtedness incurred with the prior written consent of the Majority Lenders.

Permitted Loans means:

a)                           existing commitments to shareholders not exceeding EUR 10,000,000;

b)                           any loan made in the ordinary course of business by a member of the Group to another member of the Group;

c)                            any loan made in the ordinary course of business by a member of the Group to a party which is not a member of the Group (except shareholders and affiliates thereof), so long as the aggregate amount of such loans including the aggregate amount of Permitted Guarantees pursuant to paragraph (d) of the definition of “Permitted Guarantee” does not exceed EUR 10,000,000 (or its equivalent in any other currency or currencies) at any time;

d)                           any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

e)                            Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Indebtedness;

f)                             a loan made to a joint venture to the extent permitted by Clause 23.3 (Acquisitions, mergers and joint ventures);

g)                            a loan made by an Obligor to another Obligor or made by a member of the Group which is not an Obligor to another member of the Group (other than the Parent);

h)                           any loan made by an Obligor to a member of the Group which is not an Obligor so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed EUR 20,000,000 (or its equivalent) at any time;

i)                               any intra-group loan made by the Parent to the Company;

j)                              any Security or Quasi-Security which arises under any non-recourse factoring or similar transaction permitted by paragraph (g) of the definition of Permitted Financial Indebtedness to the extent granted by the relevant Obligor over assets comprised within or constituted by such arrangements;

k)                           a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed EUR 2,500,000 (or its equivalent) at any time;

l)                               any loan (other than a loan made by a member of the Group to another member of the Group) not permitted pursuant to the preceding paragraphs, so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed EUR 5,000,000 (or its equivalent) at any time; and

m)                       any loan granted with the prior written consent of the Majority Lenders.

Permitted Non-Qualifying Bank Lenders means Lenders which are not Qualifying Banks but have been approved as Lenders by the Obligors’ Agent.

Permitted Payment means any payment of a dividend, charge, fee or other distribution from an Obligor to a shareholder or Affiliates thereof that constitutes one of the following:

a)                           loans out;

b)                           repayment and interest payments on shareholder loans; and

c)                            dividends;

provided that such payment or distribution is only permitted to the extent that it is made out of sufficient net income of the Group generated in the previous last full financial year and the Leverage Ratio (on a pro-forma LTM basis after payment) is equal or less than 2.5x.

Permitted Reorganisation means a reorganisation or liquidation involving the business or assets of, or shares of (or other interests in), any member of the Group (other than the Company) on a solvent basis where:

a)                           all of the business and assets of (or other interests in) the relevant member of the Group continue to be owned directly or indirectly by the Company in the same or a greater percentage as prior to such reorganisation; and

b)                           no Material Adverse Effect will occur as a result of such reorganisation.

Permitted Security means:

a)                          any Security made in the ordinary course of business by a member of the Group to another member of the Group;

b)                          any Security made in connection with Permitted Indebtedness pursuant to paragraphs (a) to (k) of the definition “Permitted Indebtedness”, provided however, that in case of paragraph (k) only any Security by the Obligors for unsubordinated capital markets instruments in the aggregate maximum amount of EUR 100,000,000 at any time shall be permitted;

c)                           any Security made over tangible assets in the ordinary course of business to a business partner (other than shareholders or affiliates thereof) not exceeding EUR 10,000,000;

d)                          any right of set-off arising under contracts in the ordinary course of trading of the Group’s day-to-day business with its suppliers and customers (but not as a result of any default or omission by any member of the Group);

e)                           until 1 (one) Business Day after the Closing Date, Security or Quasi-Security under the Existing Credit Facilities Agreement;

f)                            any Security or Quasi-Security entered into pursuant to any Finance Document;

g)                           any Security or Quasi-Security arising by operation of law or regulation (but not as a result of any default or omission by any member of the Group);

h)                          any Security or Quasi-Security over any rental deposits or concession payments in respect of any property leased or licensed by an Obligor in the ordinary course of business, up to an aggregate amount of EUR 5,000,000 over the term of this Agreement;

i)                              any Security arising as a consequence of any letter of credit or bank guarantee being a Permitted Indebtedness;

j)                             any Security being the result of provisions in the general terms and conditions of Qualifying Banks;

k)                          any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balance, limited to accounts with the relevant bank which is subject to these respective arrangements;

l)                              any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(i)                           hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(ii)                        its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only;

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

m)                      any (i) Security over Cash paid into an escrow or similar account in connection with a Permitted Disposal or Permitted Acquisition (provided the amount of cash is not higher than the amount of consideration permitted to paid under the relevant disposal and|or acquisition qualifying a Permitted Disposal or Permitted Acquisition) or (ii) Security or Quasi-Security in respect of Financial Indebtedness the incurrence and amount of which is permitted in connection with a Permitted Acquisition;

n)                          any Security or Quasi-Security over or affecting any asset acquired by a member of the Group (or over any asset of any company which becomes a member of the Group) after the date of this Agreement if the Security or Quasi-Security is removed or discharged within 6 (six) Months of the date such acquisition; and

o)                          any Security provided with the prior written consent of the Majority Lenders.

Planned Treasury Share Transfer means the contemplated transfer of 3.13% of treasury shares of the Parent to any shareholder or affiliated company.

Pledged Company, and collectively, the Pledged Companies, means each of:

a)                           ISMAG;

b)                           Infront Pan-Asia Holding Pte. Ltd., a private company limited by shares, incorporated under the laws of the Republic of Singapore with registration no. 201414179D and with its registered office at 600 North Bridge Road, #12-09/10, Parkview Square, Singapore (188778);

c)                            Infront Football Media Pte. Ltd., a private company limited by shares, incorporated under the laws of the Republic of Singapore with registration no. 201415134N and with its registered office at 600 North Bridge Road, #12-09/10, Parkview Square, Singapore (188778);

d)                           Infront Italy Holding SpA, Via Deruta 20, 20132 Milano, Italy, Società per Azioni, incorporated and organised under the laws of the Republic  of Italy, registered with the Companies’ Register of Milano no.05401390967;

e)                            Infront Italy SpA, Via Deruta 20, 20132  Milano, Italy, Società per Azioni, incorporated and organised under the laws of the Republic of Italy, registered with the Companies’ Register of Milano under no.12515360159; and

f)                             HOST BROADCAST SERVICES (HBS) AG, Grafenauweg 2, 6302 Zug, Switzerland, a corporation (Aktiengesellschaft) incorporated and organised under the laws of Switzerland, registered with the Commercial Register of the Canton of Zug under registration no. CHE-101.092.784.

Qualifying Bank means:

a)                           any bank as defined in the Swiss Federal Banks and Savings Institutions (Sparkassen) Act dated 8 November 1934, as amended from time to time; and

b)                           any person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch.

Quasi-Security means:

a)                           any sale, transfer or other disposal of any asset by an Obligor on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

b)                           any sale, transfer or other disposal of any receivables by an Obligor on recourse terms;

c)                            the entry into any arrangement by an Obligor under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

d)                           the entry into any other preferential arrangement by an Obligor having a similar effect,

in each case, under circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

Quotation Day means, in relation to any period for which an interest rate is to be determined:

a)                           if the currency is Euro: two TARGET Days before the first day of that period; or

b)                           for any other currency, two Business Days before the first day of that period.

RCF means the revolving credit facility made available under this Agreement as described in Clause 3 (The Facilities) and as increased from time to time in accordance with Clause 3.4 (Increase Option).

RCF Commitment means:

a)                           in relation to an Original Lender, the amount set opposite its name under the heading “RCF Commitment” in Schedule 1 Part II (Original Parties) plus the aggregate amount of any other RCF Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 3.4 (Increase Option); and

b)                           in relation to any other Lender, the aggregate amount of any RCF Commitment (as defined under paragraph a) of this definition) transferred to it under this Agreement or assumed by it in accordance with Clause 3.4 (Increase Option), to the extent not cancelled, reduced or transferred by it under this Agreement.

RCF Loan means a loan made or to be made under the RCF or the principal amount outstanding for the time being of that loan.

Reference Bank means each of UBS and UniCredit or such other entities as may be appointed by the Agent in consultation with the Company.

Reference Bank Quotation means any quotation supplied to the Agent by a Reference Bank.

Relevant Interbank Market means the London interbank market.

Relevant Obligations has the meaning set forth in Clause 25.6 (Procedure for Assignment).

Repeating Representations means each of the representations set out in Clause 20 (Representations), other than the representations contained in paragraph a) and b) of Clause 20.21 (No misleading information).

Replacement Lender has the meaning set forth in Clause 29 (Replacement of Lender).

Replacement Rate has the meaning set forth in Clause 37.3 (Replacement of screen rate).

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

Restricted Country means any country or region subject from time to time to any country-wide or territory-wide sanctions or trade embargos administrated by any Sanctioning Authority. Currently these are Cuba, Iran, North Korea, Sudan, Syria and Crimea.

Restricted Finance Party means every Finance Party that notifies the Agent that it is a Restricted Finance Party for purposes of this Agreement.

Restricted Finance Party Clause means each of Clause 20.17 (No use of funds for Restricted Persons); Clause 20.18 (Sanctions); and Clause 23.23 (No use of funds for Restricted Persons).

Restricted Person means a person, entity, or any other party, including, without limitation, official or de facto authorities (i) located, domiciled, resident, incorporated or operating in a Restricted Country, or (ii) subject to any sanctions lists administrated by any Sanctioning Authority, or (iii) owned or controlled by a person, entity or any other party as defined in (i) and (ii) hereinbefore.

Rollover Loan means one or more RCF Loans:

a)                           made or to be made on the same day that a maturing RCF Loan is due to be repaid;

b)                           the aggregate amount of which is equal to or less than the maturing RCF Loan;

c)                            in the same currency as the maturing RCF Loan; and

d)                           made or to be made to the same Borrower for the purpose of refinancing a maturing RCF Loan.

Sanctioning Authority means any authority issuing or administrating sanctions and embargos in the United Nations, the European Union, Germany, the Republic of Singapore (e.g. the Monetary Authority of Singapore), Switzerland (e.g. the

State Secretariat for Economic Affairs of Switzerland and / or the Directorate of Public International Law), the United States of America (e.g. the Office of Foreign Asset Control of the US Department of Treasury) and any authority issuing or administrating sanctions and embargos in any other applicable country notified from time to time by a Lender for the purposes of the Finance Documents.

Sanctions means any economic, financial or trade sanctions laws, regulations, executive orders restrictive measures or other sanctions requirements enacted, administered, imposed, enforced or publicly notified.

Second Currency has the meaning given to it in Clause 17.1 (Currency indemnity).

Second Extended Maturity Date has the meaning given to it in Clause 7.2 (Second Extension Option).

Second Extension Option has the meaning given to it in Clause 7.2 (Second Extension Option).

Secured Parties means the Finance Parties.

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Security Agent means UBS Switzerland AG or any successor in its capacity as security agent under any Security Agreement.

Security Agreements means:

a)                           a Swiss law governed share pledge agreement, between IHAG as pledgor and the Security Agent, relating to all of the shares in ISMAG;

b)                           a Swiss law governed share pledge agreement, between ISMAG as pledgor and the Security Agent, relating to all of the shares in HOST BROADCAST SERVICES (HBS) AG;

c)                            a Singapore law governed share charge agreement, between ISMAG as chargor and the Security Agent, relating to all of the shares in Infront Pan-Asia Holding Pte. Ltd. (the Share Charge (IPAHPL));

d)                           a Singapore law governed share charge agreement, between Infront Pan-Asia Holding Pte. Ltd. as chargor and the Security Agent, relating to all of the shares in Infront Football Media Pte. Ltd. (the Share Charge (IFMPL));

e)                            an Italian law governed share pledge agreement, between ISMAG as pledgor and the Security Agent, relating to all of the shares in Infront Italy Holding SpA;

f)                             an Italian law governed share pledge agreement, between Infront Italy Holding SpA as pledgor and the Security Agent, relating to all of the shares in Infront Italy SpA;

g)                            a Swiss law governed security assignment agreement, between ISMAG as assignor and the Security Agent, relating to intercompany receivables;

h)                           a Swiss law governed security assignment agreement, between HOST BROADCAST SERVICES (HBS) AG as assignor and the Security Agent, relating to intercompany receivables;

i)                               a Singapore law governed security assignment agreement, between Infront Pan-Asia Holding Pte. Ltd. as assignor and the Security Agent, relating to intercompany receivables;

j)                              a Singapore law governed security assignment agreement, between Infront Football Media Pte. Ltd. as assignor and the Security Agent, relating to intercompany receivables;

k)                           an Italian law governed security assignment agreement, between Infront Italy Holding SpA as assignor and the Security Agent, relating to intercompany receivables; and

l)                               an Italian law governed security assignment agreement, between Infront Italy SpA as assignor and the Security Agent, relating to intercompany receivables.

Security Providers means each of the security providers under the Security Agreements.

Selection Notice means a written notice delivered to the Agent in accordance with Clause 11.1 (Selection of Interest Periods) in relation to any Loan, substantially in the form set forth in Part II of Schedule 3 (Requests), or any other form agreed between the Borrower and the Agent.

Shortfall has the meaning given to it in Clause 3.4 (Increase Option).

Subsidiary means at the relevant time of determination, an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 (fifty) per cent of the voting rights or similar right of ownership or which needs to be consolidated in group-wide financial statements pursuant to the Accounting Standards; and “control” for the purpose of this definition means the direct or indirect power to direct the management and the policies of the entity whether through the ownership of voting rights, direct or indirect representation on the board or the senior management of the entity, by contract or otherwise.

Sum has the meaning given to it in Clause 17.1 (Currency indemnity).

Swiss Federal Tax Administration means the Swiss federal tax administration (Eidgenössische Steuerverwaltung), with address Eigerstrasse 65, 3003 Berne, Switzerland.

Swiss Withholding Tax means any withholding tax levied in accordance with the Swiss Federal Anticipatory Tax Act of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), as amended from time to time.

TARGET Day means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007 (TARGET2) is open for the settlement of payments in Euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

Total Commitments means the aggregate of the Total Term Loan Facility Commitments and the Total RCF Commitments (including, for the avoidance of doubt, the aggregate Additional Commitments from time to time), being EUR 450,000,000 at the date of this Agreement.

Term Loan Facility means the senior amortising term loan facility made available under this Agreement as described in Clause 3 (The Facilities) and as increased from time to time in accordance with Clause 3.4 (Increase Option).

Term Loan Facility Commitment means:

a)                           in relation to an Original Lender, the aggregate amount set opposite its name under the heading “Term Loan Facility Commitment” in Schedule 1 Part II (Original Parties) plus the aggregate amount of any other Term Loan Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 3.4 (Increase Option); and

b)                           in relation to any other Lender, the aggregate amount of any Term Loan Commitment (as defined under paragraph a) of this definition) transferred to it under this Agreement or assumed by it in accordance with Clause 3.4 (Increase Option), to the extent not cancelled, reduced or transferred by it under this Agreement.

Term Loan means a loan made or to be made under the Term Loan Facility or the principal amount outstanding for the time being of that loan.

Term Loan Facility Repayment Date has the meaning given to it in Clause 8.1 Term Loan Facility).

Total RCF Commitments means the aggregate of the RCF Commitments.

Total Term Loan Facility Commitments means the aggregate of the Term Loan Facility Commitments.

Transfer Agreement means an agreement substantially in the form set out in Schedule 4 (Form of Transfer Agreement).

Transfer Date means, in relation to an assignment or a transfer, the later of:

a)                           the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Agreement; and

b)                           the date on which the Agent executes the relevant Assignment Agreement or the Transfer Agreement.

Unpaid Sum means any sum due and payable but unpaid by a Borrower under the Finance Documents.

US Tax Obligor means

a)                           a Borrower which is resident for tax purposes in the US; or

b)                           a Party (other than the Finance Parties) some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

Utilisation means a utilisation of a Facility.

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made.

Utilisation Request means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

Wanda means Dalian Wanda Group Co Ltd, Dalian, People’s Republic of China.

Website Finance Party has the meaning given to it in Clause 21.7 (Use of Websites).

Write-down and Conversion Powers means:

a)                           in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

b)                           in relation to any other applicable Bail-In Legislation:

(i)                           any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or Affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)                        any similar or analogous powers under that Bail-In Legislation.

2.                           Interpretation

a)                           Unless a contrary indication appears, any reference in this Agreement to:

(i)                          each Mandated Lead Arranger, Underwriter, Bookrunner, and the Agent, the Security Agent, any Finance Party, any Lender, any Obligor, any Borrower, any Guarantor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                        “assets” includes present and, if relevant, future properties, revenues and rights of every description;

(iii)                     a Finance Document, or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, extended, restated, supplemented or novated from time to time;

(iv)                    “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)                       a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality);

(vi)                    a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(vii)                 a provision of law is a reference to that provision as amended or re-enacted; and

(viii)              a time of day is a reference to Zurich time.

b)                          Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

c)                           A Default or an Event of Default is “continuing” if it has not been remedied.

3.                           The Facilities

3.1                    Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrower:

a)         the Term Loan Facility: a senior amortising term loan facility in the amount of EUR 350,000,000; and

b)         the RCF: a senior revolving credit facility in the amount of EUR 100,000,000.

3.2                    Lenders’ status, rights and obligations

a)                           Lenders’ status:

(i)         each Original Lender represents and warrants that as of the date hereof it is a Qualifying Bank; and

(ii)        any Lender which has become a Party in accordance with Clause 25 (Changes to the Lenders) represents and warrants that as of the date of such transfer it is a Qualifying Bank, except if it is a Permitted Non-Qualifying Bank Lender or if an Event of Default has occurred and is continuing.

b)                           Lenders’ rights and obligations:

(i)                          The Lenders form a simple partnership (Einfache Gesellschaft) as per article 530 et seq. CO for the purpose of granting the Facilities under this Agreement. However, the obligations of each Lender under the Finance Documents are several and not joint and the Lenders explicitly waive, and the other parties acknowledge and agree that there shall not be, joint and several liabilities (Solidarhaftung) provided for in article 544 CO.

(ii)                       Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Lender is responsible for the obligations of any other Lender under the Finance Documents and no Lender may be held responsible for any other Lender’s failure to perform its obligations under the Finance Documents.

(iii)                    The Lenders do not form a community of creditors (Gläubigergemeinschaft) and are neither joint and several creditors (Solidargläubiger) nor joint creditors (Gesamtgläubiger). The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from a Borrower shall be a separate and independent debt. Each Lender may, except as otherwise provided in the Finance Documents, separately enforce its rights under the Finance Documents, independent of any other Lender, provided that if any Lender commences proceedings in respect of the Finance Documents, it shall promptly notify the other Lenders.

3.3                    Obligors’ Agent

a)                          Each Obligor hereby appoints the Company to act on its behalf as its agent (the Obligors’ Agent) in relation to the Finance Documents and authorizes:

(i)                          the Obligors’ Agent on its behalf to supply all information concerning itself contemplated by any Finance Document to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect such Obligor, without further reference to or the consent of that Obligor; and

(ii)                       each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Obligors’ Agent,

and in each case each Obligor shall be bound as though such Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

Any revocation of, or resignation by, the Obligors’ Agent shall only be binding on the Finance Parties upon written notice to the Agent.

b)                          Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.4                    Increase Option

a)                          The Borrower may, during the Increase Period, by delivery to the Agent of a duly completed Increase Request, request:

(i)                          an increase in the Total Term Loan Facility Commitments (each such increase an Additional Term Loan Facility Commitment) in the aggregate of up to EUR 100,000,000; and

(ii)                       an increase in the Total RCF Commitments (each such increase an Additional RCF Commitment) in the aggregate amount of up to EUR 50,000,000,

provided that, the aggregate amount of Additional Commitments shall not exceed EUR 100,000,000.

b)                          The proposed date of the increase in the Total Term Loan Facility Commitments and the Total RCF Commitments must be a Business Day falling not less than 30 (thirty) Business Days after the date of the notice and within the Increase Period (the Increase Date).

c)                           Following receipt of a notice from the Company under paragraph (a) above, upon notice by the Agent, each Lender shall have the right, but not the obligation, within 20 (twenty) Business Days, to confirm (on a credit-approved basis) the maximum amount of the requested Additional Term Loan Facility Commitment or Additional RCF Commitment, as the case may be, it is prepared to make available which, for the avoidance of doubt, may be more than its pro rata share of the Additional Term Loan Facility Commitment or Additional RCF Commitment, as the case may be (calculated as the proportion of that Lender’s Term Loan Facility Commitment to the Total Term Loan Facility Commitments or the proportion of that Lender’s RCF Commitment to the Total RCF Commitment, as the case may be) (each Lender that agrees to assume an Commitment in accordance with this Clause is an Increasing Lender).

d)                          If:

(i)                          one or more of the Lenders confirm that they are not willing to provide any amount of the requested Additional Term Loan Facility Commitment or Additional RCF Commitment, as the case may be, or less than its pro rata share or fails to respond to the Company within the period referred to in paragraph (c) above (the relevant amount being a Shortfall); and

(ii)                       pursuant to paragraph (c) above one or more of the other Lenders (each an Accepting Lender) confirms that it is willing to provide more than its pro rata share of the Additional Term Loan Commitment or Additional RCF Commitment, as the case may be, the Agent shall allocate the Shortfall to the Accepting Lenders:

(A)                    first, to each Accepting Lender in each case up to the maximum amount specified by that Accepting Lender pursuant to paragraph (c) above; and

(B)                    if any balance of the Shortfall remains after paragraph (A) above, to any Accepting Lender which has confirmed under paragraph (c) above that it is prepared to make available an amount of the Additional Term Loan Facility Commitment or the Additional RCF Commitment, as the case may be, sufficient to satisfy the Shortfall.

e)                           If, notwithstanding paragraph (d) above, the Increasing Lenders (when taken together) have not offered to make available the whole of the requested Additional Term Loan Facility Commitment or Additional RCF Commitment, as the case may be, then the Company may offer the Shortfall that remains in respect of the proposed Additional Term Loan Facility Commitment or Additional RCF Commitment to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (any such entity agreeing (on a credit approved basis) to assume the Shortfall in an Additional Term Loan Facility Commitment or Additional RCF Commitment being an Additional Lender). Neither the Agent nor any Lender shall have any obligation to find an Additional Lender.

f)                            The Company may not offer terms to any proposed Additional Lender which are more favourable (including, without limitation, in respect of any fees payable in respect thereof) than those proposed by an Increasing Lender in accordance with paragraph (c) above.

g)                           Following the process specified in paragraphs (c) to (f) above, the Additional Term Loan Facility Commitment or the Additional RCF Commitment will be provided:

(i)                          if some or all of the Lenders agreed to be Increasing Lenders in amounts sufficient to fulfil the Additional Term Loan Facility Commitment or the Additional RCF Commitment, by the Increasing Lenders; and|or

(ii)                       if the Lenders did not agree to be Increasing Lenders in amounts sufficient to fulfil the Additional Term Loan Facility Commitment or the Additional RCF Commitment, by the Additional Lenders,

in each case, confirmed by the Company to the Agent as being accepted by it.

h)                          The amount of the Total Term Loan Facility Commitments shall be increased on the Increase Date (specified by the Company in the Increase Request) by the amount of the Additional Term Loan Facility Commitment and the amount of the Total RCF Commitment shall be increased on the

Increase Date (specified by the Company in the Increase Request) by the amount of the Additional RCF Commitment, provided that:

(i)                          The Company has delivered to the Agent a certificate, dated as of the Increase Date, signed by an authorised signatory, confirming that:

(A)                    utilising the relevant Additional Term Loan Facility Commitment or Additional RCF Commitment in full would not breach any borrowing limit on the Company; and

(B)                    such increase shall not cause any guarantee limit applicable to the Company to be breached.

(ii)                       The Agent has received, for each Additional Lender and Increasing Lender, a duly completed original (which each Additional Lender or Increasing Lender (as applicable) must have executed) of each certificate in substantially the form provided in:

(A)                    Part I of Schedule 7 (Form of Increase Documents) in respect of any Increasing Lender, and

(B)                    Part II of Schedule 7 (Form of Increase Documents) in respect of any Additional Lender.

(iii)                    In relation to an Additional Lender which is not a Lender immediately prior to the relevant increase, the Agent has performed all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the Additional Term Loan Facility Commitment or Additional RCF Commitment by that Additional Lender, the completion of which the Agent shall promptly notify to the Company and the Additional Lender.

(iv)                   No Event of Default is continuing on the Increase Date and no Event of Default will occur as a result of the Additional Term Loan Facility Commitment or the Additional RCF Commitment, as the case may be, being made available; and

(v)                      The Company has paid to the Agent (for the account of the Increase Lenders) any arrangement fee agreed in respect of the Additional

Term Loan Facility Commitment or the Additional RCF Commitment, as the case may be.

provided that if the conditions set out in sub-paragraphs (i) to (v) inclusive are not satisfied on the Increase Date, such increase shall take effect on the first subsequent date on which the Agent confirms to the Lenders and the Company that all of the conditions described in sub-paragraph (i) to (v) above have been met and satisfied.

i)                              On the Increase Date, provided that the conditions set out in paragraphs (a) through (h) above have been met:

(i)                          each Obligor and each Additional Lender shall assume obligations towards one another and|or acquire rights against one another as each Obligor and each Additional Lender would have assumed and|or acquired had that Additional Lender been an Original Lender;

(ii)                       each Additional Lender shall become a party as a Lender and each Additional Lender and each of the Finance Parties shall assume obligations towards one another and acquire rights against one another as that Additional Lender and those Finance Parties would have assumed and|or acquired had that Additional Lender been an Original Lender; and

(iii)                    the Commitments of the other Lenders shall continue in full force and effect (if applicable, increased pursuant to this Clause 3.4 (Increase Option).

j)                             Other than in respect of any arrangement fee agreed with the Increasing Lenders, which shall be equally set for all Increasing Lenders, each Additional Term Loan Facility Commitment or Additional RCF Commitment, as the case may be, will be provided and borrowed under the terms and conditions set out in this Agreement applicable to the Term Loan Faciltiy or the RCF, as the case may be.

k)                          Nothing in this Clause 3.4 (Increase Option) shall oblige any Lender to increase its Commitment at any time.

l)                              The Lenders hereby authorise the Agent to execute the necessary documents to ensure that the Additional Term Loan Facility Commitment or the

Additional RCF Commitment of the Additional Lenders or the Increasing Lenders, as the case may be, are assumed in accordance with this Clause 3.4 (Increase Option).

m)                      Each Obligor confirms:

(i)                          the authority of the Company to request and implement the increase of the Commitments in accordance with the procedures and up to the amounts permitted by this Agreement; and

(ii)                       that all its guarantee and indemnity obligations as set out in Clause 19 (Guarantee), Clause 17 (Other Indemnities) or any other Clause or any other Finance Document will extend to include the Additional Term Loan Facility Commitment or the Additional RCF Commitment, as the case may be, of the Additional Lenders or the Increasing Lenders, as the case may be, that are committed in accordance with this Clause 3.4 (Increase Option).

4.                           Purpose

4.1                    Purpose

a)                          Term Loan Facility: The Borrower shall apply all amounts borrowed by it under the Term Loan Facility towards:

(i)         Repayment of outstanding amounts under the Existing Credit Facilities Agreement;

(ii)        Settlement of related cross currency swap positions in an amount of EUR 54,633,507 as of March 31, 2018 (subject to currency fluctuations of the cross currency swap positions and outstanding amounts under the Existing Credit Facilities Agreement); and

(iii)       payment of costs incurred in connection with the arranging and the execution of the Finance Documents.

b)                          RCF: The Borrower shall apply all amounts borrowed by it under the RCF towards the purposes outlined in paragraph (a) above, general corporate purposes of the Group and the financing of Permitted Acquisitions.

4.2                    Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

5.                           Conditions of Utilisation

5.1                    Initial conditions precedent

The Lenders will only be obliged to comply with Clause 6.4 (Lenders’ participation) in relation to any Loan if on or before the Utilisation Date for that Loan, the Agent has received all of the documents and other evidence in form and substance satisfactory to the Agent. The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being so satisfied.

5.2                    Further conditions precedent

Subject to Clause 5.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 6.4 (Lenders’ participation) in relation to a Loan, if on the date of the Utilisation Request and on the proposed Utilisation Date:

a)                          in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

b)                          the Repeating Representations to be made by each Obligor are true.

5.3                    Optional Currency

A currency will constitute an Optional Currency in relation to a RCF Loan if it is:

a)                           CHF or USD;

b)                          Or any other currency which has been approved by all the Lenders and is readily available and freely convertible into EUR in the wholesale market for that currency.

5.4                    Maximum number of Loans

a)                          Term Loan Facility: the Borrower may not deliver a Utilisation Request if as a result of the proposed Loan more than 5 (five) Term Facility Loans would be outstanding.

b)                          RCF: the Borrower may not deliver a Utilisation Request if as a result of the proposed Loan more than 10 (ten) RCF Loans would be outstanding.

6.                           Utilisation

6.1                    Delivery of a Utilisation Request

Subject to paragraph b) below, the Borrower may utilise the Facilities at any time during the Availability Period by delivery to the Agent of a duly completed Utilisation Request by no later than 11:00 a.m. 3 (three) Business Days (or less, if agreed upon with the Agent) prior to the proposed Utilisation Date.

6.2                    Completion of a Utilisation Request

a)                           Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                          it identifies the Facility to be utilised;

(ii)                       the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)                    the currency and amount of the proposed Loan comply with Clause 6.3 (Currency and amount); and

(iv)                   the proposed Interest Period complies with Clause 11 (Interest Periods).

b)                           Only one Loan may be requested in each Utilisation Request.

6.3                    Currency and amount

a)                          The currency specified in an Utilisation Request must be the Base Currency or (in relation to a RCF Loan only) the Optional Currency.

b)                          The amount of the proposed Loan must be in relation to a:

(i)         Term Facility Loan: an amount which is not more than the Available Facility and which is a minimum of EUR 10,000,000; and

(ii)        RCF Loan: an amount which is not more than the Available Facility and which is a minimum of EUR 5,000,000 or the appropriate equivalent in an Optional Currency.

c)                            The RCF may only be utilised in an Optional Currency which is USD up to an aggregate amount of half of the Total RCF Commitment.

6.4                    Lenders’ participation

a)                           If the conditions set out in this Agreement have been met, and subject to rollover, each Lender shall make its participation in each Loan available by the Utilisation Date.

b)                           The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

c)                            The Agent shall determine the Base Currency Amount of each Loan which is to be made in a currency other than the Base Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by 16:00 2 (two) Business Days prior to the Utilisation Date.

6.5                    Cancellation of Commitment

Each Available Commitment which, at that time, is unutilised shall be cancelled at the end of its Availability Period.

7.                           Extension Options

7.1                    First Extension Option

a)                           In respect of the Facilities, the Borrower may request that the Initial Maturity Date be extended for a further period of 12 (twelve) Months (the First Extended Maturity Date) by delivery to the Agent of an Extension Request no earlier than the date which is 24 (twenty-four) Months from the date of this Agreement and no less than 90 (ninety) Business Days before the Initial Maturity Date, it being understood that if the First Extended Maturity

Date is not a Business Day, the First Extended Maturity Date shall be the preceding Business Day (the First Extension Option).

b)                           Provided that:

(i)         all Lenders consent to the proposed extension in writing and within 10 (ten) Business Days upon receipt of the Extension Request pursuant to paragraph (a) above; and

(ii)        no Event of Default is continuing on the Initial Maturity Date;

following delivery of the Extension Request, the Initial Maturity Date shall (without the need for any further action by any person) be extended to the First Extended Maturity Date.

c)                            An Extension Request is irrevocable.

d)                           The Borrower shall pay an extension fee in accordance with Clause 18.4 (Extension fee).

7.2                    Second Extension Option

a)                           In respect of the Facilities, the Borrower may request that the First Extended Maturity Date be extended for a further period of 12 (twelve) Months (the Second Extended Maturity Date) by delivery to the Agent of an Extension Request no earlier than the date which is 36 (thirty-six) Months from the date of this Agreement and no less than 90 (ninety) Business Days before the First Extended Maturity Date, it being understood that if the Second Extended Maturity Date is not a Business Day, the Second Extended Maturity Date shall be the preceding Business Day (the Second Extension Option).

b)                           Provided that:

(i)         all Lenders consent to the proposed extension in writing and within 10 (ten) Business Days upon receipt of the Extension Request pursuant to paragraph (a) above; and

(ii)        no Event of Default is continuing on the First Extended Maturity Date;

following delivery of the Extension Request, the First Extended Maturity Date shall (without the need for any further action by any person) be extended to the Seconded Extended Maturity Date.

c)                            The Second Extended Maturity Date cannot be further extended.

d)                           An Extension Request is irrevocable.

e)                            The Borrower shall pay an extension fee in accordance with Clause 18.4 (Extension fee).

8.                           Repayment

8.1                    Term Loan Facility

a)                           The Borrower shall repay Term Loans without further notice in the half-yearly instalments indicated in the table below by repaying on each repayment date (the Term Loan Facility Repayment Date) an amount which may not be re-borrowed and which reduces the uncancelled Available Facility in relation to the Term Loan Facility by the amount set out opposite the respective Term Loan Facility Repayment Date in the table below:

Term Loan Facility Repayment Date	Amount
March 31, 2019	EUR	10,000,000
September 30, 2019	EUR	11,000,000
March 31, 2020	EUR	12,000,000
September 30, 2020	EUR	13,000,000
March 31, 2021	EUR	14,000,000
Initial Maturity Date	EUR	290,000,000

b)                           If the Initial Maturity Date is extended pursuant to Clause 7 (Extension Options), the Borrower shall continue to repay Term Loans without further notice in half-yearly instalments of EUR 14,000,000, for the first time on September 30, 2021. The remainder of the then outstanding amounts under the Term Loan Facility shall be repaid on the Final Maturity Date.

c)                            If the Total Term Loan Facility Commitments are increased pursuant to Clause 3.4 (Increase Option), the Borrower shall continue to repay Term Loans in half-yearly instalments in accordance with paragraphs (a) and (b) above. The remainder of the then outstanding amounts under the Term Loan Facility, including, for the avoidance of doubt, Loans under the Additional Term Loan Facility Commitment, shall be repaid on the Final Maturity Date.

8.2                    RCF

a)                           Subject to paragraph (b) below, the Borrower shall repay any outstanding RCF Loan as well as any other Unpaid Sum relating to the RCF no later than on the last day of the current Interest Period of the respective RCF Loan.

b)                           Without prejudice to the Borrower’s obligation under paragraph (a) above, if one or more Rollover Loans are to be made available to the Borrower in relation to a maturing RCF Loan, the aggregate amount of the new Rollover Loan shall be treated as if applied in or towards repayment of the maturing RCF Loan so that:

(i)                           if the amount of the maturing Loan exceeds the aggregate amount of the new Rollover Loans:

(A)                     the Borrower will only be required to pay an amount in Cash in the relevant currency equal to that excess; and

(B)                     each Lender’s participation (if any) in the new Rollover Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing RCF Loan and that Lender will not be required to make its participation in the new Rollover Loans available in Cash; and

(ii)                        if the amount of the maturing RCF Loan is equal to or less than the aggregate amount of the new Rollover Loans:

(A)                     the Borrower will not be required to make any payment in Cash; and

(B)                     each Lender will be required to make its participation in the new Rollover Loans available in Cash only to the extent that its participation (if any) in the new Rollover Loans exceeds that Lender’s participation (if any) in the maturing RCF Loan and the remainder of that Lender’s participation in the new Rollover Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing RCF Loan.

9.                           Prepayment and Cancellation

9.1                    Voluntary prepayments

a)                           The Borrower may, subject to not less than 10 (ten) Business Days’ prior notice to the Agent, and subject to Break Costs, prepay any Term Loan at the end of an Interest Period, in whole or in part, but, if in part, in amounts not less than EUR 10,000,000. Such voluntary prepayment is to be applied against the scheduled repayments of the Term Loan Facility in inverse chronological order.

b)                           The Borrower may, subject to not less than 10 (ten) Business Days’ prior notice to the Agent, and subject to Break Costs, prepay any RCF Loan at the end of an Interest Period, in whole or in part, but, if in part, in amounts of not less than EUR 10,000,000.

c)                            Any notice of prepayment of a Loan given by a Borrower under this Clause 9.1 (Voluntary prepayments) shall be irrevocable and shall specify the amount of that prepayment and the date or dates upon which the relevant prepayment is to be made.

d)                           Any prepayment of a Loan shall be made together with accrued interest on the amount prepaid, any related Unpaid Sum and, subject to any Break Costs, without premium or penalty.

e)                            The Borrower may not re-borrow any part of the Term Loan Facility voluntarily prepaid.

9.2                    Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, that Lender shall promptly notify the Agent upon becoming aware of that event and, upon the Agent notifying the Obligors’ Agent, that Lender’s Commitment in the respective Facility shall immediately be cancelled and the Borrower under the respective Facility shall repay that Lender’s participation in the respective Loan.

9.3                    Change of Control

Upon a Change of Control without the express written consent of all the Lenders:

a)                           the Company shall promptly notify the Agent upon becoming aware of that event; and

b)                           if a Lender so requires, subject to not less than 15 (fifteen) calendar days prior notice to the Agent, the Agent shall cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and such outstanding amounts will become immediately due and payable.

9.4                    Increased Costs, Tax Gross Up, and Tax Indemnity

The Company may cancel the Commitment of and prepay any Lender that makes a claim under Clause 14 (Tax gross-up and indemnity) and Clause 16 (Increased Costs).

9.5                    Mandatory prepayments

a)                           If one of the following events occurs, the Borrower shall make mandatory prepayments (each a Mandatory Prepayment) towards the Facility then outstanding within the periods and to the extent specified below:

(i)                           upon a refinancing of all or any part of any Facility, the Borrower shall promptly repay all amounts outstanding under the Agreement in full and the Facilities shall be cancelled;

(ii)                        if the Company receives proceeds pursuant to any debt raising (including by way of loans, bonds, promissory notes and private placements), the Borrower shall prepay the net proceeds (i.e., Cash proceeds net of cost, expenses and Taxes) of any such debt raising, except in case of:

(A)                     proceeds under the Increase Option pursuant to Clause 3.4 (Increase Option);

(B)                     Permitted Indebtedness in the cases of paragraph (h), (i) and (j) of the definition of that term; or

(C)                     Permitted Indebtedness in the case of paragraph (j) of the definition of that term, provided the Leverage Ratio of the Group was below 3.0x in the most recent Compliance Certificate prior to such debt raising.

(iii)                     if the Company or any of its Subsidiaries receives proceeds from any listing or any other equity transaction not resulting in a Change of Control, the Borrower shall prepay the net proceeds (i.e., Cash proceeds net of cost, expenses and Taxes) of such listing or equity transaction.

(iv)                    if the Company or any member of the Group receives proceeds from an asset disposal or a series of related asset disposals exceeding an aggregate amount of EUR 15,000,000 (or the equivalent thereof in another currency), the Borrower shall prepay the net proceeds (i.e., Cash proceeds net of cost, expenses and Taxes) of any such asset disposals, except if:

(A)                     the relevant disposal of assets (other than shares or businesses) occurs in the ordinary course of business;

(B)                     the relevant disposal of assets occurs among members of the Group;

(C)                     the net proceeds of the relevant disposal are reinvested within 12 Months; or

(D)                     if the Leverage Ratio of the Group was below 3.0x in the most recent Compliance Certificate to such disposal.

or

(v)                       if a RCF Loan is utilized in an Optional Currency and if the equivalent Base Currency Amount of the outstanding amounts under such RCF Loans exceeds the Commitments under the respective Facilities by more than 5% (the Excess Amount) as a result of currency fluctuations, the respective Borrower shall, upon the Agent’s request, (i) within 5 (five) Business Days and irrespective of the Interest Periods of the RCF Loans, prepay a RCF Loan or RCF Loans in the amount of the Excess Amount or (ii) deposit the Excess Amount as Cash collateral on a separate account to be held with the Agent, which is herewith pledged in favour of the Finance Parties as a Security for the relevant Borrower’s obligations under the Finance Documents.

b)                           Such Mandatory Prepayments are to be applied:

(i)                           against the scheduled repayments of the Term Loan Facility (other than the repayment scheduled on the Final Maturity Date) in inverse chronological order and thereafter against the prospective remainder of the then outstanding amounts on the Final Maturity Date; and

(ii)                        following full repayment of the Term Loan Facility, against the outstanding Loans under the RCF.

c)                            Conditions of Mandatory Prepayments are:

(i)                           any mandatory prepayment shall be made together with any Unpaid Sum and, subject to any Break Costs, without premium or penalty; and

(ii)                        the Borrower may not re-borrow any Facility mandatorily prepaid.

9.6                    Voluntary cancellations

Each Borrower may, if it gives the Agent not less than 10 (ten) Business Days’ prior notice, cancel the whole or any part (being a minimum amount of EUR 10,000,000 ) of an Available Facility. Any cancellation under this Clause 9.6 (Voluntary cancellations) shall reduce the Commitments of each of the Lenders rateably under that Facility.

9.7                    Break Costs

a)                           Each Borrower shall, within 3 (three) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

b)                           Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

10.                    Interest

10.1             Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

a)                           Margin (as defined in Clause 10.2 (Margin)); and

b)                           EURIBOR or, in relation to a Loan in any other currency than EUR, LIBOR (if such amount is positive, whereby if the rate is negative, a rate of zero (0.0) per cent per annum will be applied).

Interest shall be calculated on an actual|360-basis, i.e., the actual number of days elapsed per Month against a 360 days-year.

10.2             Margin

The margin (the Margin) applicable on all of the Loans shall be determined as follows:

a)                           The Margin shall be determined based on the Compliance Certificate related to the consolidated unaudited quarterly financial statements of the Group.

b)                           Up and until the time when the rate is to be determined pursuant to paragraph c) below, the Margin shall be 2.25% p.a.

c)                            After receipt by the Agent of a Compliance Certificate in accordance with Clause 21.1 (Financial information) and Clause 21.2 (Compliance Certificate), for the first time on September 30, 2018, and provided no Default has occurred and provided the Leverage Ratio falls within the range set out below, the Margin will be calculated and, if needed adjusted, as follows (relating to the consolidated unaudited quarterly financial statements of the Group):

Leverage Ratio	Margin per annum
> 3.75x	3.25%p.a.
> 3.25x	2.75%p.a.
> 2.75x	2.50%p.a.
> 2.25x	2.25%p.a.
> 1.75x	2.00%p.a.
< 1.75x	1.75%p.a.

d)                           In the event that the Margin is to be adjusted following receipt by the Agent of a Compliance Certificate in accordance with Clause 21.1 (Financial information) and Clause 21.2 (Compliance Certificate), the new Margin shall apply:

(i)                           to any new Loan; and

(ii)                        in respect of Loans already made, starting on the next interest payment date pursuant to Clause 10.3 (Payment of interest),

in each case as of the fifth Business Day after receipt of the relevant Compliance Certificate by the Agent.

e)                            if, following receipt by the Agent of the annual audited financial statements of the Group pursuant to paragraph (b)(i) of Clause 21.1 (Financial information) and the related Compliance Certificate, that Compliance Certificate shows that a higher or lower rate of Margin should have applied during a certain period, then the Margin shall be adjusted for that period and interest payments for the next Interest Period shall be increased or decreased accordingly with respect to Lenders still participating in the relevant Facility (in case of a Margin reduction, the relevant amount shall be set-off with interest payments owed in relation to the next Interest Period at a time practically possible for the Agent).

10.3             Payment of interest

a)                           Each Borrower to which a Loan has been made shall pay accrued interest on each Loan (i) quarterly, and (ii) on the last day of each Interest Period.

b)                           If the Interest Period is not exceeding 6 (six) Months, each Borrower shall pay accrued interest on the last day of each Interest Period only.

10.4             Default interest

Upon the occurrence and during the continuance of a Default or if a Compliance Certificate has not been delivered when due, the Margin shall automatically be the highest rate set out in Clause 10.2 (Margin) increased by 200 (two hundred) basis points per annum.

10.5             Recalculation of interest

a)                           If a Tax Deduction should be required by Swiss law to be made by the Borrower in respect of any interest payable by it under this Agreement and should paragraph (b) of Clause 14.1 (Tax gross-up) be unenforceable for any reason (other than as a result of the application of one of the exclusions in paragraph (f) of Clause 14.1 (Tax gross-up)), the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have applied to that interest payment (as provided for in Clause 10.1 (Calculation of interest)) in the absence of this Clause 10.5 divided by (ii) 1 minus the rate at which the relevant Tax Deduction is required to be made (where the rate at which the relevant Tax Deduction is required to be made is for this purpose expressed as a fraction of 1 rather than as a percentage) and (a) that the Borrower shall be obliged to pay the relevant interest at the adjusted rate in accordance with this Clause 10.5 and (b) all references to a rate of interest in Clause 10.1 (Calculation of interest) shall be construed accordingly.

b)                           If and to the extent that any interest payment should become subject to Swiss Withholding Tax, each relevant Finance Party and the Borrower shall cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authorities) to the extent possible and necessary for the Borrower to obtain authorisation to make interest payments without them being subject to Swiss Withholding Tax or to them being subject to the lowest possible Tax Deduction and to ensure that any person which is entitled to a full or partial re-fund under any applicable double taxation treaty is so refunded. In the event Swiss Withholding Tax is refunded to a Finance Party by the Swiss Federal Tax Administration, the relevant Finance Party shall forward, after deduction of any related costs, such amount to the Borrower.

10.6             Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

11.                    Interest Periods

11.1             Selection of Interest Periods

a)                           A Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or, regarding Loans already made, in a Selection Notice.

b)                           The Interest Periods selected for a Term Loan may be: 3 (three) Months or 6 (six) Months or any other Interest Periods subject to the consent of the Agent and all the Lenders.

c)                            The Interest Periods selected for a RCF Loan may be: 1 (one) Month, 2 (two) Months, 3 (three) Months or 6 (six) Months or any other Interest Periods subject to the consent of the Agent and all the Lenders.

d)                           An Interest Period for a Loan may not extend beyond the Final Maturity Date. The Agent may shorten any Interest Period so it does not extend beyond the Final Maturity Date.

e)                            The Interest Period of a Loan lasts from the Utilisation Date of the respective Loan to the last day of the respective Interest Period. Each of the following

Interest Periods of the respective Loan lasts from the last day of the preceding Interest Period to the last day of the respective Interest Period. For interest calculation purposes, the last day of each Interest Period will not be considered.

11.2             Changes to Interest Periods

a)                           The Borrower may change the Interest Periods applicable to Loans per the end of the respective Interest Period by submitting to the Agent a Selection Notice substantially in the form as set forth in Part II of Schedule 3 (Requests).

b)                           Each Selection Notice is irrevocable and must be delivered to the Agent by the relevant Borrower to which a Loan has been made not later than 11:00 a.m. 3 (three) Business Days (or less, if agreed upon with the Agent) before the last day of the current Interest Period.

c)                            If a Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be 1 (one) Month and the Repeating Representations will be deemed to be repeated on the first day of the relevant Interest Period.

11.3             Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

12.                    Changes to the calculation of interest

12.1             Absence of quotations

Subject to Clause 12.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks, but a Reference Bank does not supply a Reference Bank Quotation by 11:00 a.m. on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks, provided there are more than one remaining Reference Banks.

12.2             Market disruption

a)                           If a Market Disruption Event (as defined below) occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the sum of:

(i)                           the Margin; and

(ii)                        the rate notified to the Agent by that Lender as soon as practicable and in any event within 5 (five) Business Days after the Agent’s notification of the Market Disruption Event, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

b)                           If a Market Disruption Event in the sense of paragraph (ii) of the definition Market Disruption Event occurs, the funding rate of the Lenders that are not affected by the Market Disruption Event shall be calculated in accordance with Clause 10.1 (Calculation of interest).

c)                            The Agent shall notify the Obligors’ Agent and the Lenders promptly upon any Market Disruption Event. If a Market Disruption Event occurs and the Agent or the Obligors’ Agent so requires, the Agent and the Obligors’ Agent shall enter into negotiations (for a period of not more than 30 (thirty) calendar days) with a view to agreeing a substitute basis for determining the rate of interest. Any alternative basis agreed shall, with the prior consent of all the Lenders and the Obligors’ Agent, be binding on all Parties.

d)                           For the purposes of this Agreement, a Market Disruption Event means each of the following events:

(i)                           at or about noon on the Quotation Day for the relevant Interest Period LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(ii)                        before close of business in Zurich on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that

Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR.

13.                    Fees

13.1             Commitment fee

a)                           The Company shall pay, or shall cause a member of the Group to pay, to the Agent (for the account of each Lender) a fee computed at a rate of 35 per cent of the applicable Margin for the relevant Facility per annum on each Lender’s average Available Commitment under the respective Facilities, for the Availability Period, calculated on the basis of the actual number of calendar days elapsed and a year of 360 calendar days.

b)                           The accrued commitment fee is payable quarterly in arrear during the Availability Period and on the last day of the Availability Period.

c)                            If an amount of any Facility is cancelled, the commitment fee is calculated based on the amount cancelled and is payable at the time cancellation is effective.

13.2             Agency fee

The Obligors’ Agent shall pay, or shall cause a member of the Group to pay, to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.3             Arrangement fee

The Obligors’ Agent shall pay, or shall cause a member of the Group to pay, to the Arrangers an arrangement fee in the amount and times agreed in a Fee Letter.

14.                    Tax gross-up and indemnity

14.1             Tax gross-up

a)                           The Borrower shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law. The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Obligors’ Agent and the Borrower.

b)                           If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

c)                            If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

d)                           If making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent upon request evidence reasonably satisfactory to the Lenders that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

e)                            If and to the extent that any payment becomes subject to any Tax Deduction, each relevant Finance Party and the Borrower shall cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authorities) to the extent possible and necessary for the Borrower to obtain authorisation to make interest payments without them being subject to Tax Deduction or to them being subject to the lowest possible Tax Deduction and to ensure that any person which is entitled to a full or partial refund under any applicable double taxation treaty is so refunded. In the event the Tax Deduction is refunded to a Finance Party by any competent tax authorities, the relevant Finance Party shall forward, after deduction of any related costs, such amount to the Borrower.

f)                             The Borrower is not required to make an increased payment under this Clause 14.1 (Tax gross-up) or under Clause 10.5 (Recalculation of interest) to the relevant Finance Party, if on the date on which the payment falls due the payment could have been made by the Borrower without a Tax Deduction if:

(i)                           the relevant Finance Party (which is not a Permitted Non-Qualifying Bank Lender), in relation to which the Borrower makes the payment, was a Qualifying Bank, but on that date that Finance Party is not or has ceased to be a Qualifying Bank, other than as a result of any change after the date it became a Finance Party under the Finance Documents in (or in the administration or application of) any law or any published practice or concession of any relevant taxing authority; or

(ii)                        the relevant Finance Party, in relation to which the Borrower makes the payment, had complied with its obligations under Clause 25 (Changes to the Lenders).

14.2             Tax indemnity

a)                           The Company shall, or shall cause another Obligor to, (within 3 (three) Business Days of demand by the Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party in respect of a Finance Document.

b)                           Paragraph (a) above shall not apply:

(i)                           with respect to any Tax assessed or imposed on a Finance Party:

(A)                     under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                     under the law of the jurisdiction in which that Finance Party is incorporated or organized in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by or on net asset value of that Finance Party; or

(ii)                        to the extent a loss, liability or cost:

(A)                     is compensated for by an increased payment under Clause 10.5 (Recalculation of interest) or under Clause 14.1 (Tax gross-up);

(B)                     would have been compensated for by an increased payment under Clause 10.5 (Recalculation of interest), Clause 14.1 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (f) of Clause 14.1 (Tax gross-up) applied; or

(C)                     relates to a FATCA Deduction required to be made by a Party.

c)                            A Finance Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligor’s Agent.

d)                           A Finance Party shall, on receiving a payment from an Obligor under this Clause 14.2 (Tax indemnity), notify the Agent.

15.                    FATCA

15.1             FATCA Information

a)                           Subject to paragraph c) below, each Party shall, within 10 (ten) Business Days of a reasonable request by another Party:

(i)                           confirm to that other Party whether it is:

(A)                     a FATCA Exempt Party; or

(B)                     not a FATCA Exempt Party;

(ii)                        supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)       supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

b)                           If a Party confirms to another Party pursuant to paragraph a)(i)above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

c)                            Paragraph a) above shall not oblige any Finance Party to do anything, and paragraph a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                           any law or regulation;

(ii)                        any fiduciary duty; or

(iii)                     any duty of confidentiality.

d)                           If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

e)                            If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 (ten) Business Days of:

(i)                           where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)                        where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii)                     the date a new US Tax Obligor accedes as a Borrower; or

(iv)                    where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)                     a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)                     any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

f)                             In addition and irrespective of the foregoing, by signing this Agreement or confirming its adherence to the Agreement, each Lender represents to the Agent and the Security Agent that as from the earliest FATCA Application Date it will be a FATCA Exempt Party, and herewith also undertakes to inform the Agent and the Security Agent immediately if it becomes aware that it is not, or will not be, as from the earliest FATCA Application Date, or has ceased to be, a FATCA Exempt Party and to notify the Agent if any withholding certificate, withholding statement, document authorisation or waiver or information provided by the Lender to the Agent is or becomes materially inaccurate or incomplete. In case the Agent or the Security Agent in reliance of such representation and undertaking does not make the required FATCA Deduction on a payment to a Lender but it is later established that such FATCA Deduction should have been made because that Lender is not, or has ceased to be, a FATCA Exempt Party (each such Lender a Non-FATCA Exempt Lender), when the payment to that Lender was to be made, the relevant Non-FATCA Exempt Lender shall immediately on demand indemnify the Agent or the Security Agent, as the case may be, against any costs, loss or liability incurred by the Agent or the Security Agent in not making the relevant FATCA Deduction (unless the FATCA Deduction was not made by reason of the Agent’s or the Security Agent’s gross negligence or wilful misconduct).

15.2             FATCA Deduction

a)                           Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

b)                           Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Obligors’ Agent and the Agent and the Agent shall notify the other Finance Parties.

c)                            In the event that any payment is subject to the passthru payment provisions as described in section 1471(b)(1)(D)(i) and (ii) of the Code, the Party making the payment shall confirm its passthru payment percentage (applicable to that payment) to the Agent on or before making such payment. If the Party fails to notify the Agent of its applicable passthru percentage prior to payment, the Agent shall treat the applicable passthru percentage as 100% for the purposes of the Finance Documents (and payments made thereunder).

16.                    Increased Costs

16.1             Increased costs

a)                           Subject to Clause 16.3 (Exceptions), the respective Borrower shall, within 3 (three) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation, (ii) compliance with any Capital Adequacy Requirement, or (iii) any other request from or requirement of any central bank or other financial, monetary or other authority, in each case made after the date of this Agreement.

b)                           In this Agreement Increased Costs means:

(i)                           a reduction in the rate of return from any Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                        an additional or increased cost; or

(iii)                     a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

16.2             Increased cost claims

a)                           A Finance Party intending to make a claim pursuant to Clause 16.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Obligors’ Agent.

b)                           Each Finance Party shall, as soon as practicable after a demand by the Agent or the Obligors’ Agent, provide a certificate setting out the amount of its Increased Costs.

16.3             Exceptions

Clause 16.1 (Increased costs) does not apply to the extent any Increased Cost is attributable to:

a)                           a Tax Deduction required by law to be made by a Borrower;

b)                           the breach by the relevant Finance Party or its Affiliates of any law or regulation; or

c)                            a FATCA Deduction required to be made by any Party.

17.                    Other Indemnities

17.1             Currency indemnity

a)                           If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)                           making or filing a claim or proof against that Obligor; or

(ii)                        obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings against that Obligor,

that Obligor shall as an independent obligation, within 5 (five) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

b)                           Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2             Other Indemnities

The Obligors shall within 3 (three) Business Days of demand, indemnify each Finance Party against any reasonable cost, loss or liability incurred by that Finance Party as a result of:

a)                           the occurrence of any Event of Default;

b)                           a failure by an Obligor to pay any amount due under a Finance Document on its due date;

c)                            funding, or making arrangements to fund, its participation in a Loan requested by an Obligor in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

d)                           any prepayment payable by any Obligor under the Finance Documents not being paid after irrevocable notice of such prepayment has been made to the Agent.

17.3             Indemnity to the Agent and the Security Agent

The Obligors shall promptly indemnify the Agent or the Security Agent against any reasonable cost, loss or liability incurred by the Agent or the Security Agent, respectively, as a result of:

a)                           investigating any event which it reasonably believes is a Default; or

b)                           acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

18.                    Costs and Expenses

18.1             Transaction expenses

The Obligors shall promptly on demand pay the Agent and the Mandated Lead Arrangers the amount of all reasonable and documented out-of-pocket costs and external expenses (including legal fees) incurred by any of them in connection with the negotiation, preparation, printing and execution of:

a)                           this Agreement and any other documents referred to in this Agreement; and

b)                           any other Finance Documents executed after the date of this Agreement.

18.2             Amendment costs

If an Obligor requests an amendment, waiver or consent, the Obligors shall, within 3 (three) Business Days of demand, reimburse the Agent for the amount of all reasonable out-of-pocket costs and external expenses (including legal fees) incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

18.3             Enforcement costs

The Obligors shall, within 3 (three) Business Days of demand, pay to each Finance Party the amount of all out-of-pocket costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

18.4             Extension fee

The Obligors’ Agent shall pay, or shall cause a member of the Group to pay, to the Agent (for the Lender’s account) an extension fee in the amount and at the times agreed in a Fee Letter.

19.                    Guarantee

19.1             Guarantee

Each Guarantor herewith irrevocably and unconditionally guarantees to each Finance Party, in accordance with article 111 CO, as primary, independent obligor and not merely as a surety (Bürgschaft), irrespective of the validity of this Agreement or any other Finance Document, and waiving all rights of objection and defense arising from or under this Agreement or any other Finance Document, to pay to the Finance Parties any amount due and payable by any Obligor in connection with any Finance Document upon first written demand by the Agent confirming that an amount equivalent to the amount claimed under this Guarantee was not paid on its due date and remains unpaid by such other Obligor under any Finance Document (the Guarantee).

19.2             Nature of the Guarantee

Notwithstanding any reference to obligations of the Obligors under any Finance Document, each Guarantor acknowledges that its obligations under this Guarantee shall be of a non-accessory (nicht akzessorischer) nature within the meaning of article 111 CO, independent of the obligations of the other Obligors under any Finance Document.

19.3             Continuing Guarantee

The Guarantee is a continuing guarantee which in relation to each Guarantor will extend the ultimate balance of sums payable by any Guarantor under any

Finance Document, regardless of any intermediate payment or discharge in whole or in part.

19.4             Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

a)                           the liability of each Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

b)                           each Finance Party shall be entitled to recover the value or amount of that security or payment from each Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.

19.5             Waiver of Defences

The obligations of each Guarantor under the Guarantee will not be affected by any act, omission, matter or thing which, but for the Guarantee, would reduce, release or prejudice any of its obligations under the Guarantee (without limitation and whether or not known to it or any Finance Party) including:

a)                           any time, waiver or consent granted to, or composition with, any Obligor or other person;

b)                           the release of any Obligor or other person under the terms of any composition or arrangement with any creditor of any member of the Group;

c)                            the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

d)                           any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or other person;

e)                            any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Finance Document or any other document or Security;

f)                             any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

g)                            any insolvency or similar proceedings.

19.6             Immediate Recourse

Each Guarantor waives any right it may have of first requiring the Agent or any Finance Party to proceed against or enforce any other rights or Security or claim payment from any person before claiming from each Guarantor under the Guarantee. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.7             Appropriations

Until all rights and claims of the Finance Parties under the Finance Documents have been irrevocably paid and discharged in full in accordance with the terms of the Finance Documents and no further right or claim is capable of arising under any Finance Document, the Agent and each Finance Party may:

a)                           refrain from applying or enforcing any other moneys, Security or rights held or received by that Secured Party (or any person on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantors shall not be entitled to the benefit of the same; and

b)                           hold in an interest-bearing account any moneys received from the Guarantors or on account of each Guarantors’ liability under the Guarantee.

19.8             Deferral of Guarantors’ Rights

a)                           Until all rights and claims of the Finance Parties under the Finance Documents have been irrevocably paid and discharged in full in accordance with the terms of the Finance Documents and no further rights and claims are capable of arising under any Finance Document, no Guarantor shall exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Guarantee:

(i)                           to be indemnified by any Obligor;

(ii)                        to claim any contribution from any Obligor of any obligations of any Obligor under the Finance Documents;

(iii)                     to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or Security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)                    to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which a Guarantor has given the Guarantee;

(v)                       to exercise any right of set-off against any Obligor; and|or

(vi)                    to claim or prove as a creditor of any Obligor in competition with any Finance Party.

b)                           If any Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by any Borrower under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent for application in accordance the Finance Documents.

c)                            Each Guarantor herewith agrees to assign and herewith assigns for security purposes any and all claims it may have under a right of recourse against any Obligor to the Agent effective as of the date of adjudication of bankruptcy, the grant of a moratorium, the entry into any kind of composition agreement with creditors, the date of resolution of insolvent liquidation of such Obligor or the occurrence of an event with similar effects as the aforementioned.

19.9             Additional Security

The Guarantee is granted in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

19.10      Limitation

If and to the extent that a Guarantor incorporated in Switzerland is liable under the Guarantee or any other provision of any Finance Document, for obligations other than obligations of one of its Subsidiaries (i.e., obligations of its direct or indirect parent companies (up-stream guarantee) or sister companies (cross-stream guarantee)) and if complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Guarantor (the Restricted Obligations), the following shall apply:

a)                           the aggregate liability of such Guarantor for Restricted Obligations shall be limited to the Available Amount at the time such Guarantor is required to perform under the Finance Documents, provided that this is a requirement under then applicable law and further provided that such limitation shall not free such Guarantor from its obligations in excess thereof, but merely postpone the performance date therefore until such times as performance is again permitted notwithstanding such limitation, and, further provided, that any and all indemnities and other obligations contained in the Finance Documents shall be construed in a manner consistent with the provisions herein contained;

b)                           for the purposes of paragraph (a) above, Available Amount means the maximum amount of such Guarantor’s profits and reserves available for distribution under applicable Swiss law;

c)                            immediately after having been requested to perform Restricted Obligations under the Finance Documents, such Guarantor shall:

(i)                           perform any Restricted Obligations which are not affected by the above limitations; and

(ii)                        in respect of any remainder, if and to the extent requested by the Agent or required under then applicable Swiss law, provide the Agent with an interim balance sheet audited by the statutory auditors of such Guarantor setting out the Available Amount and, immediately thereafter, pay the Available Amount (less, if required, any Swiss Withholding Tax) to the Agent;

d)                           in respect of Restricted Obligations, each such Guarantor shall:

(i)                           if and to the extent required by then applicable law, and subject to any applicable double tax treaties, deduct Swiss Withholding Tax at the rate of thirty five per cent (35%) (or such other rate as is in force at that time) from any payment made by it in respect of Restricted Obligations;

(ii)                        pay any such deduction to the Swiss Federal Tax Administration;

(iii)                     notify and provide evidence to the Agent that Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration; and

(iv)                    to the extent such deduction is made, not be required to make a gross-up, indemnify or otherwise hold harmless the Finance Parties for the deduction of Swiss Withholding Tax, notwithstanding anything to the contrary contained in the Finance Documents, unless such payment is permitted under then applicable law. Each such Guarantor shall use its best efforts to ensure that any person which is, as a result of a payment under the Finance Documents, entitled to a full or partial refund of the Swiss Withholding Tax, will, as soon as possible after the deduction of the Swiss Withholding Tax, (y) request a refund of the Swiss Withholding Tax under any applicable law (including double tax treaties) and (z) pay to the Agent upon receipt any amount so refunded;

e)                            each such Guarantor shall, and any Holding Company of such Guarantor which is a party to this Agreement shall procure that such Guarantor will, take and cause to be taken all and any other action, including, without limitation, the passing of any shareholders’ resolutions to approve any payment or other performance under this Agreement or any other Finance Document and the receipt of any confirmations from such Guarantor’s auditors, which may be useful or required as a matter of Swiss mandatory law in force at the time it is required to make a payment or perform other obligations under this Agreement or any other Finance Document in order to allow a prompt payment and performance of other obligations under this Agreement or any other Finance Document with a minimum of limitations; and

f)                             if the enforcement of Restricted Obligations would be limited due to the effects referred to in this Clause 18.10, then such Guarantor shall to the extent permitted by applicable law write-up or, to the extent permitted by the

Finance Documents, realise any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realisation, however, only if such assets are not necessary for such Guarantor’s business.

20.                    Representations and Warranties

Each Obligor (and the Company in respect of other members of the Group) makes the representations and warranties set out in this Clause 20 (Representations) to each Finance Party at the times specified.

20.1             Status

a)                          It and each Subsidiary is an entity duly established and validly existing under the laws of its jurisdiction of incorporation.

b)                            It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

c)                           The Group Structure Chart contained in Schedule 8 (Group Structure Chart) is true and accurate as at the time it is expressed to be given.

20.2             Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding obligations, enforceable against it in accordance with the terms of such Finance Document.

20.3             Non-conflict with other obligations

The entry into, and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

a)                          any law or regulation applicable to it;

b)                            its or any Group member’s constitutional documents; or

c)                           any agreement or instrument binding upon it, any member of the Group or any of its or any other member of the Group’s assets.

20.4             Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

20.5             Validity and admissibility in evidence

All Authorisations required or desirable:

a)                          to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party; and

b)                          to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

20.6             Compliance with laws

It and each Subsidiary complies with all applicable laws, including, without limitation, environmental laws, to which it is subject.

20.7             Governing Law and Enforcement

a)                          The choice of Swiss law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and

b)                          any judgment obtained in Switzerland in relation to a Finance Document governed by Swiss law will be recognised and enforced in its jurisdiction of incorporation.

20.8             Compliance by shareholders

To the extent required by applicable law, each Obligor and each other member of the Group:

a)                          complies with all reporting obligations pursuant to article 697(i) CO and article 697(j) CO, and

b)                          maintains all registers pursuant to article 697(l) CO.

20.9             Transactions

Each Obligor and each member of the Group carries out all transactions with third parties on arm’s length terms (or better commercial terms), and (ii) with any person (including members of the Group) in compliance with laws, including, without limitation, tax and corporate laws.

20.10      No Insolvency

No:

a)                          corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 24.7 (Insolvency proceedings); or

b)                          creditors’ process described in Clause 24.8 (Creditors’ process),

has been taken or, to the knowledge each Obligor, threatened in relation to a member of the Group; and none of the circumstances described in Clause 24.6 (Insolvency) applies to a member of the Group.

20.11      Deduction of Tax

a)                          It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

b)                          This representation shall not be deemed to be breached in case of a Tax Deduction as a result of:

i)                              any payment under a guarantee undertaking;

ii)                           any non-compliance by the Lenders with the provisions of Clause 25 (Changes to the Lenders); or

iii)                        a Lender making a misrepresentation as to its status as a Qualifying Bank or ceasing to be a Qualifying Bank after the date of this Agreement (in the case of the Original Lenders) or after the time it acceded to this Agreement (in the case of New Lenders).

20.12      No Filing or Stamp Taxes

Under the laws of its jurisdiction of incorporation or establishment, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

20.13      Non-Bank Rules

a)                          Subject to paragraph (b) below, each Obligor is in compliance with the Non-Bank Rules.

b)                          This representation shall not be deemed to be breached in case the Non-Bank Rules are violated as a result of:

(i)                          any non-compliance by the Lenders with the provisions of Clause 25 (Changes to the Lenders) resulting in a breach of either the 10 Non-Bank Rule or the 20 Non-Bank Rule; or

(ii)                       a Lender making a misrepresentation as to its status as a Qualifying Bank or ceasing to be a Qualifying Bank after the date of this Agreement (in the case of the Original Lenders) or after the time it acceded to this Agreement (in the case of New Lenders).

c)                           For the purpose of its compliance with the 20 Non-Bank Rule under this Clause 20.13 (Non-Bank Rules), the number of Lenders under this Agreement which are not Qualifying Banks shall be deemed to be 10 (ten) (irrespective of whether or not there are, at any time, any such Lenders).

20.14      No default

a)                          No Event of Default is continuing and, with respect to the initial Utilisation of each of the Facilities, no Event of Default might reasonably be expected to result from the making of any such Utilisation.

b)                          No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any member of the Group to which its (or any Group member’s) assets are subject which has or might have a Material Adverse Effect.

20.15      No Proceedings

a)                          No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have been started or threatened in writing against it or any Borrower or any member of the Group.

b)                          No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has been made against it or any member of the Group.

20.16      Financial statements

The most recent audited annual stand-alone financial statements of each Obligor and the most recent audited annual consolidated financial statements of the Group were prepared in accordance with the Accounting Standards consistently applied and fairly represent the financial condition of each Obligor and the Group (as applicable) as at the end of the relevant financial year and operations during the relevant financial year.

20.17      No use of funds for Restricted Persons

a)                          The proceeds raised under this Agreement are not used for participation in or facilitation of business activities involving, directly or indirectly, (i) a Restricted Person, or (ii) a Restricted Country.

b)                          In relation to each Restricted Finance Party, this Clause 20.17 (No use of funds for Restricted Persons) shall only apply for the benefit of that Restricted Finance Party to the extent that this Clause 20.17 (No use of funds for Restricted Persons) does not result in any violation of, conflict with or liability under

(i)                          Council Regulation (EC) 2271/96,

(ii)                       section 7 of the German Foreign Trade Rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz)) or

(iii)                    a similar anti-boycott statute.

20.18      Sanctions

a)                          Neither the Company, nor any Obligor nor any member of the Group or any of its officers or employees is currently (i) target of any Sanctions, (ii) in breach of any Sanction, or (iii) a Restricted Person.

b)                          In relation to each Restricted Finance Party, this Clause 20.18 (Sanctions) shall only apply for the benefit of that Restricted Finance Party to the extent that this Clause 20.18 (Sanctions) does not result in any violation of, conflict with or liability under

(i)                          Council Regulation (EC) 2271/96,

(ii)                       section 7 of the German Foreign Trade Rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz)) or

(iii)                    a similar anti-boycott statute.

20.19      Anti-Corruption Laws and Anti-Money Laundering Laws

a)                          Each member of the Group has conducted its businesses in compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

b)                          No part of the proceeds of any Loan will be used, directly or indirectly, by it in any way that would cause it or any other person to violate applicable Anti-Corruption Laws and Anti-Money Laundering Laws and no other transaction contemplated by this Agreement will violate Anti-Corruption Laws or Anti-Money Laundering Laws.

20.20      Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.21      No misleading information

a)                          Any information provided by any Obligor and|or member of the Group to the Finance Parties for the purposes of evaluating the entry into any Finance Document or in connection therewith was true and accurate in all material respects as at the date it was provided or as at the date (if any) the information was expressed to be given.

b)                          No event has occurred and no information has been omitted from the information provided by any Obligor to the Finance Parties for the purposes of evaluating the entry into any Finance Document or in connection therewith that results in the information provided being untrue or misleading in any material respect as at the date it was provided or as at the date (if any) the information was expressed to be given.

20.22      Times when representations made

a)                          All the representations and warranties in this Clause 20 (Representations) are made by the Borrower on the date of this Agreement and the date of first Utilisation.

b)                          The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request, each Selection Notice, the first day of each Interest Period, the exercise of an Extension Option and the exercise of the Increase Option.

21.                    Information undertakings

The undertakings in this Clause 21 (Information undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1             Financial information

The Company or the Parent (as applicable) shall supply to the Agent in sufficient copies for all Lenders:

a)                          as soon as the same become available, but in any event no later than 45 (forty-five) calendar days following each of the first three full calendar quarters, for the first time on June 30, 2018:

(i)                          unaudited consolidated financial statements; and

(ii)                       confirmation by the management of the Group regarding compliance with Financial Covenants pursuant to Clause 21.2 (Compliance Certificate),

it being understood that the Compliance Certificate pursuant to subparagraph (ii) above shall be delivered for the first time on September 30, 2018.

b)                          as soon as the same become available, but in any event no later than 120 (one hundred and twenty) calendar days following the end of each financial year:

(i)                          audited consolidated financial statements; and

(ii)                       audited confirmation by the management of the Group regarding compliance with Financial Covenants pursuant to Clause 21.2 (Compliance Certificate).

c)                           as soon as they become available, but in any event no later than 120 (one hundred and twenty) calendar days following the end of each financial year: The statutory financial statements of the Company and the Parent.

d)                          As soon as they become available, but in any event no later than 180 (one hundred and eighty) calendar days following the end of each financial year: The statutory financial statements of each other Obligor (i.e., except for the Company and the Parent) and the Pledged Companies (audited, if available).

e)                           as soon as the same become available, but in any event no later than 30 days after the start of each financial year:

(i)                          the budget for the Group for the current financial year;

(ii)                       the up-to-date financial planning for the subsequent 3 (three) financial years; and

(iii)                    a Group Structure Chart up-to-date as per the end of the preceding financial year.

f)                            the documents to be delivered under paragraph (e) above shall include the following:

(i)                          comments from the management of the Group;

(ii)                       projected consolidated profit and loss, balance sheet and cashflow statement for the Group; and

(iii)                    projected financial calculations.

21.2             Compliance Certificate

a)                          The Obligors’ Agent shall supply to the Agent, with each set of financial information delivered pursuant to paragraph (a) or (b) of Clause 21.1 (Financial information), a Compliance Certificate substantially in the form as set out in the Schedule 6 (Form of Compliance Certificate), whereby such Compliance Certificate shall be based on the quarterly reports covering the immediately preceding 4 (four) quarters on a rolling basis.

b)                          Each Compliance Certificate shall be signed by two directors or officers of the Group (one of them being the CFO).

21.3             Requirements as to financial statements

a)                          Each set of financial statements to be delivered by the Company pursuant to Clause 21.1 (Financial information) shall be prepared in accordance with the applicable Accounting Standard and be certified by a director or an officer of the relevant company as giving a true and fair view of (in the case of consolidated financial statements) or correctly representing (in other cases) its financial condition as at the date as at which those financial statements were drawn up.

b)                          If there has been a change in the applicable Accounting Standard, the accounting practices or reference periods, and such change or intended change has or would have an effect on:

(i)                          the determination of the Margin; or

(ii)                       the determination whether Clause 22 (Financial Covenants) has been complied with,

the Company shall notify the Agent of such change or intended change. Such notice shall be accompanied by:

(A)                    a description of any change necessary for those financial statements to reflect the applicable Accounting Standard, accounting practices and reference periods upon which that Obligor’s previous financial statements were prepared; and

(B)                    sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s previous financial statements.

c)                           If the Company notifies the Agent of a change or intended change in accordance with paragraph (b) above, the Company and the Agent shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which are necessary as a result of the change. To the extent practicable these amendments will be such as to ensure that the change does not result in any alteration in the commercial effect of the obligations in this Agreement. If any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with the terms agreed among the Company and the Agent.

21.4             Information: miscellaneous

The Company or the Parent (as applicable) shall supply to the Agent:

a)                          promptly upon becoming aware of them, information about any change, event or sequence of events which can reasonably be expected to have a Material Adverse Effect;

b)                          promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which is reasonably likely, if adversely determined, to have a Material Adverse Effect;

c)                           promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which might have a Material Adverse Effect;

d)                          promptly, such further information regarding the business, operations, performance, prospects and financial conditions of the Group or any other information of any member of the Group as any Finance Party (through the Agent) may reasonably request;

e)                           promptly, any changes to the shareholder structure of the Parent which:

(i)                          are not related to the Management Program and in case such changes are leading to a change of more than 5% of the shareholder structure; or

(ii)                       are related to the Management Program and in case such changes are leading to a change of more than 15% of shareholder structure (in each case as compared to the shareholder structure as of the date of the Agreement); and

f)                            promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations.

21.5             Notification of Default

a)                          The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

b)                          Promptly upon a request by the Agent (acting reasonably), each Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.6             Notification of Mandatory Prepayment

The Borrower shall notify the Agent of any Mandatory Prepayment or any event leading to a Mandatory Prepayment promptly upon becoming aware of its occurrence.

21.7             Use of Websites

a)                          The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Finance Parties (the Website Finance Parties) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the Designated Website) if:

(i)                          the Agent expressly agrees (after consultation with each of the Finance Parties) that it will accept communication of the information by this method;

(ii)                       both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                    the information is in a format previously agreed between the Borrower and the Agent.

If any Finance Party (a Paper Form Finance Party) does not agree to the delivery of in-formation electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Finance Party) in paper form. In any event, the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

b)                          The Agent shall supply each Website Finance Party with the address of and any relevant password specifications for the Designated Website following designation of that web-site by the Borrower and the Agent.

c)                           The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                          the Designated Website cannot be accessed due to technical failure;

(ii)                       the password specifications for the Designated Website change;

(iii)                    any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                   any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                      the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all in-formation to be provided by the Borrower under this Agreement after the date of that no-tice shall be supplied in paper form unless and until the Agent and each Website Finance Party is satisfied that the circumstances giving rise to the notification are no longer continuing.

d)                          Any Website Finance Party may request, through the Agent, one paper copy of any in-formation required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

22.                    Financial Covenants

From the date of this Agreement and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, the following financial covenants (the Financial Covenants) must be complied with.

22.1             Leverage Ratio

a)                          The Leverage Ratio for the Company shall not exceed 3.50x.

b)                          In case of a Permitted Acquisition following June 30, 2018, the Company may request an increase of the Leverage Ratio to 4.25x for a period of up to three consecutive financial quarters.

c)                           A request pursuant to paragraph (b) above may only be made once during the term of this Agreement and shall be delivered to the Agent no later than 5 (five) Business Days after the signing of the agreement(s) leading to such

Permitted Acquisition but in any case before the delivery of the Compliance Certificate immediately following the signing of such agreement(s).

22.2             Minimum Equity

The Minimum Equity of IIHAG shall be at least CHF 400,000,000 at the end of each financial year as per stand-alone financial statements of IIHAG (the Minimum Equity).

22.3             Financial Testing

a)                          The Leverage Ratio shall be tested on a quarterly basis covering the immediately preceding 4 (four) quarters on a rolling basis, for the first time as per September 30, 2018.

b)                           The Minimum Equity shall be tested yearly, for the first time as per December 31, 2018.

22.4             Equity cure right

a)                          In the event that in respect of a testing period any Financial Covenant would not be complied with, the Borrower has a right to effect an equity cure by procuring the injection of Cash in an amount sufficient to cure the non-compliance with the Financial Covenants (but no more than CHF 75,000,000) by an increase of the share capital, increase of capital reserves or granting of shareholder loans that are subordinated to the rights and claims of the Finance Parties under the Finance Documents (and having, for the avoidance of doubt, a maturity date later than the Final Maturity Date) prior to the date falling 10 (ten) Business Days after the due date for delivery of the Compliance Certificate that showed non-compliance with the Financial Covenants; within 10 (ten) Business Days after the completion of the injection, the Company shall deliver to Agent a revised Compliance Certificate and a revised unaudited consolidated balance sheet, income statement and cash flow statement (as at the date of the most recent quarter but taking into account the equity cure measures as if they had been effected on that date) showing that the non-compliance with the Financial Covenant has been cured.

b)                          The right to exercise such equity cure right shall exist only once during the term of this Agreement.

c)                           The proceeds from such injection of Cash pursuant to paragraph (a) above shall be used to prepay Loans in an amount sufficient to cure non-compliance with the respective Financial Covenant in accordance with Clause 9.1 (Voluntary prepayments).

23.                    General undertakings

The undertakings in this Clause 23 (General undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1             Authorisations

Each Obligor shall, and each Obligor shall ensure that each other member of the Group will, promptly obtain, comply with and do all that is necessary to maintain in full force and effect, any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability and admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

23.2             Compliance with laws

Each Obligor shall, and each Obligor shall ensure that each other member of the Group will, comply in all respects with all laws to which it may be subject, including, without limitation, environmental laws.

23.3             Acquisitions, mergers and joint ventures

a)                          Except as permitted under paragraph (b) below, no Obligor shall, and each Obligor shall ensure that no other member of the Group will, directly or indirectly:

(i)                          enter into any single transaction or a series of transactions, whether related or not, to acquire a company, a business or undertaking, or any shares or securities in a company, business or undertaking or incorporate a company;

(ii)                       enter into a merger, de-merger, or a transfer of assets and liabilities (Vermögensübertragung) or similar transaction; or

(iii)                    enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any joint venture.

b)                          Paragraph (a) above does not apply to any Permitted Acquisitions and Permitted Reorganisations.

23.4             Change of business

No Obligor shall, and each Obligor shall ensure that no other member of the Group will, make or allow to be made any substantial change to the general nature of the business of the Group taken as a whole from that carried on at the date of this Agreement.

23.5             Compliance by shareholders

To the extent required by Swiss law, each Obligor shall, and each Obligor shall ensure that each other member of the Group will be in compliance with (i) all reporting obligations pursuant to article 697(i) CO and article 697(j) CO, and (ii) the maintenance by the Obligors and the members of the Group of all registers pursuant to article 697(l) CO.

23.6             Transactions

Each Obligor shall, and each Obligor shall ensure that each other member of the Group will, carry out all transactions:

a)                          with third parties on arm’s length terms (or better commercial terms); and

b)                          with any person (including members of the Group) in compliance with laws, including, without limitation, tax and corporate laws.

23.7             Insurance

Each Obligor shall, and each Obligor shall ensure that each other member of the Group will, maintain (directly or indirectly) customary insurance coverage with reputable insurance companies or underwriters, in accordance with sound industry practice.

23.8             Financial Indebtedness

a)                          Except as permitted under paragraph (b) below, no Obligor shall, and each Obligor shall ensure that no other member of the Group will, incur or allow to remain outstanding any Financial Indebtedness.

b)                          Paragraph (a) above does not apply to any Permitted Indebtedness.

23.9             Loans or credits

a)                          Except as permitted under paragraph (b) below, no Obligor shall, and each Obligor shall ensure that no other member of the Group will, grant any loan, credit or other form of interest bearing debt.

b)                          Paragraph (a) above does not apply to any Permitted Loans.

23.10      Guarantees

a)                          Except as permitted under paragraph (b) below, no Obligor shall, and each Obligor shall ensure that no other member of the Group will, incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

b)                          Paragraph (a) above does not apply to any Permitted Guarantees.

23.11      Dividends and restricted payments

a)                          Except as permitted under paragraph (b) below, the Parent shall not:

(i)                          declare, make or pay any dividend, charge, fee or other distribution or interest on any unpaid dividend, charge, fee or other distribution (whether in Cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)                       repay or distribute any dividend whether out of profits, retained earnings or reserves; or

(iii)                    redeem, repurchase or defease, retire or repay any of its share capital or carry out any deduction of its share capital or, in each case, resolve to do so.

b)                          Paragraph (a) above does not apply to any Permitted Payments.

23.12      Related party transactions

a)                          Except as permitted under paragraph (b) below, no Obligor shall, and each Obligor shall ensure that no other member of the Group will, enter into related party transactions with a shareholder or affiliates thereof.

b)                          Paragraph (a) above does not apply to:

(i)                          Permitted Loans;

(ii)                       disposals in the ordinary course of business; and

(iii)                    the payments received in connection with and as at arm’s length compensation for the Planned Treasury Share Transfer.

23.13      Negative pledge

a)                          Except as permitted under paragraph (b) below, no Obligor shall, and each Obligor shall ensure that no other member of the Group will, create or permit to subsist any Security over any of its assets.

b)                          Paragraph (a) above does not apply to any Permitted Security.

23.14      Disposals

a)                          Except as permitted under paragraph (b) below, no Obligor shall, and each Obligor shall ensure that no other member of the Group will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

b)                          Paragraph (a) above does not apply to any Permitted Disposals and Permitted Reorganisations.

23.15      Pari passu ranking

Each Obligor shall, and each Obligor shall ensure that each other member of the Group will, ensure that at all times any unsecured and unsubordinated claims of the Finance Parties against any Obligor under the Finance Documents rank at least pari passu with the claims of all other unsecured and unsubordinated creditors of such Obligor except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.16      Transactions

Each Obligor shall, and each Obligor shall ensure that each other member of the Group will, carry out all transactions with third parties (which are not members of the Group) on arm’s length terms (or better commercial terms), and (ii) with any person (including members of the Group) in compliance with laws, including, without limitation, tax and corporate laws.

23.17      Non-Bank Rules

a)                          Subject to paragraph b) below, each Obligor shall at all times be in compliance with the Non-Bank Rules.

b)                          This undertaking shall not be deemed to be breached in case the Non-Bank Rules are violated as a result of:

(i)                          any non-compliance by the Lenders with the provisions of Clause 24 (Changes to the Lenders) resulting in a breach of any either the 10 Non-Bank Rule or the 20 Non-Bank Rule; or

(ii)                       a Lender making a misrepresentation as to its status as a Qualifying Bank or ceasing to be a Qualifying Bank after the date of this Agreement (in the case of the Original Lenders) or after the time it acceded to this Agreement (in the case of New Lenders).

c)                           For the purpose of its compliance with the 20 Non-Bank Rule under this Clause 23.17 (Non-Bank Rules), the number of Lenders under this Agreement which are not Qualifying Banks shall be deemed to be 10 (ten) (irrespective of whether or not there are, at any time, any such Lenders).

23.18      Taxation

Each Obligor shall, and each Obligor shall ensure that each other member of the Group will, pay and discharge all Taxes imposed upon it or its assets within the time period allowed.

23.19      Financial statements

Each Obligor shall, and each Obligor shall ensure that each other member of the Group will, prepare its financial statements, and if applicable its consolidated financial statements, in accordance with Accounting Standards, ensuring that such financial statements fairly represent the financial condition of each Obligor and the Group (as applicable) as at the end of the relevant financial year and operations during the relevant financial year.

23.20      Changes to Accounting Standards

No Obligor shall, and each Obligor shall ensure that no other member of the Group will, make any modifications, amendments or changes to the Accounting Standards, except for those allowed by applicable law in accordance with the regulations on statutory accounts or IFRS.

23.21      Centre of main interests

No Obligor shall, and each Obligor shall ensure that no other member of the Group will, without the prior written consent of the Agent or unless otherwise required for genuine tax benefit reasons deliberately cause or allow its “centre of main interests” (as that term is used in article 3(1) of Regulation (EU) 2015/848 of May 20, 2015 on Insolvency Proceedings (recast)) to change.

23.22      Intellectual Property

Each Obligor shall, and each obligor shall ensure that each other member of the Group will:

a)                          preserve and maintain the subsistence and validity of material Intellectual Property which is required for the business of the relevant Group member;

b)                          use reasonable endeavors to prevent any infringement in any material respect of the Intellectual Property;

c)                           make registrations and pay all registration fees and taxes necessary to maintain material Intellectual Property in full force and effect and record its interest in that Intellectual Property;

d)                          not use or permit material Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

e)                            not discontinue the use of material Intellectual Property.

23.23      No use of funds for Restricted Persons

a)                          No Obligor shall, and each Obligor shall ensure that no other member of the Group will use the proceeds raised under this Agreement for participation in or facilitation of business activities involving, directly or indirectly, (i) a Restricted Person, or (ii) a Restricted Country.

b)                          In relation to each Restricted Finance Party, this Clause 23.23 (No use of funds for Restricted Persons) shall only apply for the benefit of that Restricted Finance Party to the extent that this Clause 23.23 (No use of funds for Restricted Persons) does not result in any violation of, conflict with or liability under

(i)                          Council Regulation (EC) 2271/96,

(ii)                       section 7 of the German Foreign Trade Rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz)) or

(iii)                    a similar anti-boycott statute.

23.24      Anti-Corruption Laws and Anti-Money Laundering Laws

a)                          Each Obligor shall, and each Obligor shall ensure that each other member of the Group will, conduct its business in compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws and institute and maintain policies and procedures designed to promote and achieve compliance with such laws.

b)                          Each Obligor shall, and each Obligor shall ensure no other member of the Group will, directly or indirectly, use the proceeds of any Loan (or lend, contribute or otherwise make available such proceeds to any person) in furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws and Anti-Money Laundering Laws.

23.25      Condition Subsequent

No later than 90 (ninety) calendar days after the date of this Agreement, the Company shall deliver to the Agent evidence satisfactory to the Lenders that the Company obtained the necessary confirmations by the other members of the Group in respect of the representations, general undertakings and Events of Default to be made, committed to or agreed on under this Agreement.

24.                    Events of Default

Each of the events or circumstances set out in this Clause 24 (Events of Default) is an Event of Default (save for Clause 24.15 (Acceleration)).

24.1             Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable, unless its failure to pay is caused by administrative or technical reasons and payment is made within 3 (three) Business Days of its due date.

24.2             Financial Covenants

Any requirement of Clause 22 (Financial Covenants) is not satisfied.

24.3             Other obligations

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment) and Clause 24.2 (Financial Covenants)) and such failure to comply (if capable of remedy) is not remedied within 10 (ten) Business Days of the earlier of (i) the Agent giving notice to the Obligors’ Agent and (ii) the Obligors’ Agent becoming aware of the failure to comply.

24.4             Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any

Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and such misrepresentation (if capable of remedy) is not remedied within 10 (ten) Business Days of the earlier of (i) the Agent giving notice to the Obligor’s Agent and (ii) the Obligors’ Agent becoming aware of the misrepresentation.

24.5             Cross default

a)                          Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

b)                          Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

c)                           Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

d)                          Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

e)                           No Event of Default will occur under this Clause 24.5 (Cross default) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than EUR 5,000,000 (or its equivalent in any other currency or currencies).

f)                            Any Major Service Contract has been terminated early for good reason by the counterparty of an Obligor and such termination has not been contested by the respective Obligor within 5 (five) Months of such termination.

g)                           Any financial obligation of any member of the Group under a Major Service Contract is not satisfied when due nor within any originally applicable grace period, provided that this paragraph (g) shall only apply to such financial obligations

(i)                          with a contract value exceeding EUR 10,000,000 and

(ii)                       which are either undisputed or have been determined by court.

24.6             Insolvency

a)                          Any member of the Group is unable or admits inability to pay its debts as they fall due, suspends making payments on its debts by reason of actual or anticipated financial difficulties or, by reason of actual or anticipated financial difficulties, commences negotiations with several creditors with a view to rescheduling its indebtedness.

b)                          The value of the assets of any member of the Group is less than its liabilities (taking into account, if required by the Accounting Standards, contingent and prospective liabilities), unless, in case of any member of the Group incorporated in Switzerland, any such shortfall is covered by subordination (Rangrücktritt) within the meaning of Art. 725 of the Swiss Code of Obligations (or any local law equivalent of such subordination for any member of the Group incorporated under the laws of a jurisdiction other than Switzerland).

c)                           A composition moratorium is declared in respect of any indebtedness of any member of the Group.

24.7             Insolvency proceedings

a)                          Any corporate action, legal proceedings or other procedure or step (including insolvency proceedings and filings for debtor protection) is taken in relation to:

(i)                          the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision or reorganisation of any member of the Group or the, other than a solvent liquidation or reorganisation of any member of the Group;

(ii)                       a composition agreement by way of dividend or assignment with respect to any member of the Group;

(iii)                    the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not a Borrower), receiver, administrative receiver, administrator, compulsory manager, judicial manager, provisional supervisor or other similar officer in respect of any member of the Group or any of their respective assets; or

(iv)                   enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

b)                          Paragraph a) shall not apply to any debt enforcement proceeding which is frivolous or vexatious and which is discharged, stayed or dismissed within 10 (ten) Business Days.

24.8             Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor or a member of the Group having an aggregate value of EUR 5,000,000 and is not discharged within 10 (ten) Business Days.

24.9             Ownership by Company of other Obligors

The Company holds, directly or indirectly, more than 50% of (i) the issued share capital or (ii) the voting rights relating to the issued share capital of another Obligor.

24.10      Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents.

24.11      Invalidity or Unenforceability of Finance Documents

Any Finance Document, any rights and remedies granted thereunder or any Security or the ranking of such Security granted under any Finance Document becomes invalid or unenforceable and such invalidity or unenforceability has a Material Adverse Effect.

24.12      Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

24.13      Audit qualification

The relevant auditors materially qualify the audited annual consolidated financial statements of the Group or the audited annual stand-alone financial statements of an Obligor in a manner which materially and adversely affects the interests of the Lenders under the Finance Documents.

24.14      Material adverse change

Any event or circumstance occurs which has a Material Adverse Effect or the Majority Lenders reasonably believe is likely to have a Material Adverse Effect.

24.15      Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Obligors’ Agent:

a)                           cancel the Total Commitments whereupon they shall immediately be cancelled; and|or

b)                          declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and|or

c)                           declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and|or

d)                          enforce any Security granted under the Security Agreements (subject to the applicable terms of the relevant Security Agreement).

25.                    Changes to the Lenders

25.1             Assignments and Transfers by the Lenders

Subject to this Clause 25.1 (Assignments and Transfers by the Lenders), a Lender (the Existing Lender) may:

a)                          assign any of its rights; or

b)                          transfer any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

25.2             Conditions of Assignment or Transfer

a)                          The consent of the Obligors’ Agent is required (such consent not to be unreasonably withheld or delayed, it being agreed that it shall not be deemed unreasonable if the 10 Non-Bank Rule would be violated following such transfer) for a transfer by an Existing Lender, unless the assignment or transfer is:

(i)                          to another Lender;

(ii)                       made at a time when an Event of Default is continuing; or

(iii)                    the proposed New Lender is an Affiliate of a Lender, if such Affiliate is a Qualifying Bank or a Permitted Non-Qualifying Bank Lender.

b)                          The Obligors’ Agent will be deemed to have given its consent 5 (five) Business Days after the Existing Lender has requested it in writing unless consent is expressly refused by the Obligors’ Agent within that time.

c)                           A transfer shall be for an amount of not less than EUR 5,000,000 or, if more, an integral multiple of EUR 1,000,000, unless (i) the Transferring Lender transfers all of its rights and obligations under the Finance Documents, or (ii) an Event of Default has occurred.

d)                          A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for Transfer) is complied with.

e)                           If:

(i)                          a Lender assigns or transfers any of its rights or obligations under the Finance Documents; and

(ii)                       as a result of circumstances existing at the date the assignment, transfer or change occurs, a Borrower would be obliged to make a payment to the New Lender or Lender under Clause 10.5

(Recalculation of interest), Clause 14.1 (Tax gross-up) or Clause 16 (Increased Costs),

then the New Lender or Lender is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender would have been if the assignment, transfer or change had not occurred.

25.3             Assignment or Transfer Fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR 3,000.

No transfer fee shall be payable for a transfer of a Lender’s entire commitment by a Lender to an Affiliate which is a Qualified Bank domiciled in Switzerland.

25.4             Limitation of Responsibility of Existing Lenders

a)                          Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                          the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                       the financial condition of any Obligor;

(iii)                    the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                   the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

b)                          Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                          has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                       will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

c)                           Nothing in any Finance Document obliges an Existing Lender to:

(i)                          accept a re-transfer from a New Lender of any of the rights and obligations transferred under this Clause 25.4 (Limitation of Responsibility of Existing Lenders); or

(ii)                       support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5             Procedure for Transfer

a)                          Subject to the conditions set out in Clause 25.2 (Conditions of Assignment or Transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Agreement.

b)                          The Agent shall only be obliged to execute a Transfer Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

c)                           On the Transfer Date:

(i)                          to the extent that in the Transfer Agreement the Existing Lender seeks to transfer its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (the Discharged Rights and Obligations);

(ii)                       each of the Obligors and the New Lender shall assume obligations towards one another and acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and acquired the same in place of that Obligor and the Existing Lender;

(iii)                    the Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                   the New Lender shall become a Party as a Lender.

25.6             Procedure for Assignment

a)                          Subject to the conditions set out in Clause 25.2 (Conditions of Assignment or Transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

b)                          The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

c)                           On the Transfer Date:

(i)                          the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                     the Existing Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)                  the New Lender shall become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations.

d)                           Lenders may utilise procedures other than those set out in this Clause 25.6 (Procedure for Assignment) to assign their rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with Clause 25.5 (Procedure for Transfer), to obtain a release by that Borrower from the obligations owed to that Borrower by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 25.2 (Conditions of Assignment or Transfer).

25.7             Copy of Assignment Agreement or Transfer Agreement to the Obligors’ Agent

The Agent shall, as soon as reasonably practicable after it has executed an Assignment Agreement or Transfer Agreement, as the case may be, send to the Obligors’ Agent a copy of that Assignment Agreement or Transfer Agreement.

25.8             Exposure transfer transactions

Subject to Clause 25.1 (Assignments and Transfers by the Lenders), no Finance Party shall enter into any arrangement with another person under which such Finance Party substantially transfers its exposure under this Agreement (or any other Finance Document) to that other person, unless (i) under such arrangement throughout the life of such arrangement:

a)                           the relationship between the Finance Party and that other person is that of a debtor and creditor (including in the bankruptcy or similar event of the Finance Party or a Borrower);

b)                           the other person will have no proprietary interest in the benefit of this Agreement or in any monies received by the Finance Party under or in relation to this Agreement; and

c)                            the other person will under no circumstances (other than permitted transfers under Clause 25.1 (Assignments and Transfers by the Lenders)) (i) be subrogated to, or substituted in respect of, the Finance Party’s claims under this Agreement; and (ii) have otherwise any contractual relationship with, or rights against, the Borrower under or in relation to this Agreement.

and (ii) such other person is not (and is not deemed to be) a Restricted Person and represents that it is a FATCA Exempt Party (or, prior to the earliest FATCA Application Date, will be a FATCA Exempt Party as from the earliest FATCA Application Date), it being understood, however, that the occurrence of an Event of Default does not release any Lender to comply with the restriction provided for in this Clause 25.8 (Exposure transfer transactions).

26.                    Changes to the Obligors

No Obligor may assign or transfer any right or obligation under any Finance Document.

27.                    Role of the Agent

27.1             Appointment of the Agent

a)                           Subject to paragraph (c) below, each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

b)                           Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

c)                            In relation to the Finance Documents governed by Italian law, each of the Finance Parties (other than the Agent) irrevocably:

(i)                        appoints the Agent to be its agent (mandatario con rappresentanza) for the purpose of executing in its name and on its behalf any Finance Document which is expressed to be governed by Italian law;

(ii)                     grants the Agent the powers to negotiate and approve the terms and conditions of such Finance Documents, execute any other agreement or instruments, give or receive any notice and take any other action in relation to the creation, perfection, maintenance, confirmation, extension, enforcement and release, in whole or in part, of the security created thereunder, in each case in the name and on behalf of it and the other Finance Parties;

(iii)                  consents that the Agent may act as its agent (mandatario con rappresentanza) in all cases of conflict of interest and self-dealing, in accordance with Article 1394 and Article 1395 of the Italian Civil Code;

(iv)                 confirms that in the event that any security created under a Security Agreement governed by Italian law remains registered in the name of a Finance Party after it has ceased to be a Finance Party then the Agent shall remain empowered to execute a release of such security in its name and on its behalf.

27.2             Duties of the Agent and the Security Agent

a)                           The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

b)                           Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

c)                            If the Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

d)                           If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent) under this Agreement it shall promptly notify the other Finance Parties.

e)                            The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

27.3             No fiduciary duties

a)                           Nothing in this Agreement constitutes the Agent as a trustee or fiduciary of any other person.

b)                           The Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.4             Business with the Group

The Agent and any other Finance Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.5             Rights and discretions of the Agent

a)                           The Agent may rely on:

(i)                        any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                     any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

b)                           The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                        no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(ii)                     any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)                  any notice or request made by the Obligors’ Agent (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all Obligors.

c)                            The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

d)                           The Agent may act in relation to the Finance Documents through its personnel and agents.

e)                            The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

f)                             Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.6             Majority Lenders’ instructions

a)                           Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

b)                           Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

c)                            The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated value added tax (VAT)) which it may incur in complying with the instructions.

d)                           In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

e)                            The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

27.7             Responsibility for documentation

Neither the Agent nor its directors, officers, employees or agents are responsible for:

a)                           the adequacy, accuracy or completeness of any information supplied by the Agent, the Borrower or any other person given in or in connection with the Finance Documents; or

b)                           the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in connection with the Finance Documents.

27.8             Exclusion of liability

a)                           Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

b)                           No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 27.8 (Exclusion of liability).

c)                            The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Agent for that purpose.

27.9             Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within 3 (three) Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by a Borrower pursuant to a Finance Document).

27.10      Resignation of the Agent

a)                           The Agent may resign and appoint one of its Affiliates acting through an office in Switzerland as successor by giving notice to the other Finance Parties and the Obligors’ Agent.

b)                           Alternatively the Agent may resign by giving notice to the other Finance Parties and the Obligors’ Agent, in which case the Majority Lenders (after consultation with the Obligors’ Agent) may appoint a successor Agent.

c)                            If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 (thirty) days after notice of resignation was given, the Agent (after consultation with the Obligors’ Agent) may appoint a successor Agent.

d)                           The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

e)                            The Agent’s resignation notice shall only take effect upon the appointment of a successor.

f)                             Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27.10 (Resignation of the Agent). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

g)                            The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three Months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)                        the Agent fails to respond to a request under Clause 15.1 (FATCA Information) and the Obligors’ Agent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                     the information supplied by the Agent pursuant to Clause 15.1 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                  the Agent notifies the Obligors’ Agent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Obligors’ Agent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Obligors’ Agent or that Lender, by notice to the Agent, requires it to resign.

h)                           After consultation with the Obligors’ Agent, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

27.11      Relationship with the Lenders

The Agent may treat each Lender as a Lender, entitled to payments under this Agreement unless it has received not less than 5 (five) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

27.12      Credit appraisal by the Lenders

Without affecting the responsibility of any Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

a)                           the financial condition, status and nature of each member of the Group;

b)                           the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

c)                            whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

d)                           the adequacy, accuracy and|or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.13      Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Obligors’ Agent) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.14      Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.15      Security Agent

For the purposes of this Clause 27, (Role of the Agent) any reference to the Agent shall also be a reference to the Security Agent and any rights and obligations set forth in this Clause 27 (Role of the Agent) shall apply mutatis mutandis to the Security Agent.

28.                    Conduct of Business by the Finance Parties

No provision of this Agreement will:

a)                           interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

b)                           oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

c)                            oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.                    Replacement of Lender

a)                           If at any time any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below) then the Obligor’s Agent may, on 20 (twenty) Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and represents that it is a FATCA Exempt Party (other than to an Obligor or an Obligor’s Affiliate) (a Replacement Lender) selected by the Obligor’s Agent (provided that such transfer must be made in compliance with the Non-Bank Rules and it being agreed that each of the transferring Lender and the Obligor’s Agent may, without independent verification, rely on the status confirmation made by the Replacement Lender in the Transfer Agreement), and which is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in Cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

b)                           The replacement of a Lender pursuant to this Clause shall be subject to the following conditions:

(i)                        The Obligor’s Agent shall have no right to replace the Agent;

(ii)                     neither the Agent nor the Lender to be replaced shall have any obligation to the Obligor’s Agent to find a Replacement Lender;

(iii)                  such re-placement must take place no later than 20 (twenty) Business Days after the earlier of the date on which (x) the Non-Consenting Lender notifies the Obligor’s Agent and the Agent of its failure or refusal to give a consent in relation to, or agree to any waiver or amendment to the Finance Documents requested by the Obligor’s Agent, or (y) the Agent informs the Lenders and the Obligor’s Agent that a certain Lender is deemed as Non-Consenting Lender in accordance with paragraph (d) below;

(iv)                 in no event shall the Lender replaced under this Clause 29 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)                    the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

c)                            A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Obligor’s Agent when it is satisfied that it has complied with those checks.

d)                           In the event that:

(i)                        the Obligor’s Agent or the Agent (at the request of the Obligor’s Agent) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)                     the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)                  Lenders whose Commitments aggregate more than 66.67 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66.67 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a Non-Consenting Lender.

30.                    Sharing among the Finance Parties

30.1             Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from a Borrower other than in accordance with Clause 31 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

a)                           the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

b)                           the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

c)                            the Recovering Finance Party shall, within 3 (three) Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

30.2             Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 31.5 (Partial payments) towards the obligations of that Borrower to the Sharing Finance Parties.

30.3             Recovering Finance Party’s rights

On a distribution by the Agent under Clause 30.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Borrower, as between the relevant Borrower and the Recovering Finance Party, an amount equal to the

Sharing Payment will be treated as not having been paid by that Borrower. In such a case, the Recovering Finance Party shall immediately notify the Obligors’ Agent of the circumstances and the amount of the Sharing Payment.

30.4             Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

a)                           each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

b)                           as between the relevant Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Borrower.

30.5             Exceptions

a)                           This Clause 30.5 (Exceptions) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 30.5 (Exceptions), have a valid and enforceable claim against the relevant Borrower.

b)                           A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                        it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                     that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

31.                    Payment mechanics

31.1             Payments to the Agent

a)                           On each date on which a Borrower or a Lender is required to make a payment under a Finance Document, that Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

b)                           Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

31.2             Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to a Borrower) and Clause 31.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement and in accordance with the participation of the respective Party in the relevant Utilisation or in accordance with the relevant Commitment of the respective Party, to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

31.3             Distributions to a Borrower

The Agent may (with the consent of the respective Borrower or in accordance with Clause 32 (Set-off)) apply any amount received by it for that Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Borrower under the Finance Documents.

31.4             Clawback

a)                           Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

b)                           If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

31.5             Partial payments

a)                           If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of that Borrower under the Finance Documents in the following order:

(i)                        first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

(ii)                     secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; and

(iii)                  thirdly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

b)                           Paragraph (a) above will override any appropriation made by a Borrower.

31.6             Business Days

a)                           Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

b)                           During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.                    Set-off

Each Obligor waives its right to off-set its obligations under the Finance Documents against any claims it may have against any Finance Party and|or any party acquiring rights under the Finance Documents.

A Finance Party may set off any matured obligation due from any Obligor under the Finance Documents against any obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation and even before the maturity of such obligations.

33.                    Contractual recognition of Bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

a)                           any Bail-In Action in relation to any such liability, including (without limitation):

(i)                        a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)                     a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)                  a cancellation of any such liability; and

b)                           a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

34.                    Notices and language

34.1             Notices

Unless provided otherwise in this Agreement, notices to the Parties under the Finance Documents must be in writing and must be delivered in person, by letter post, facsimile or by way of electronic communication, including unencrypted e-mail and shall be communicated as follows:

Notices to the Borrower:                                                                                               Infront Sports & Media AG
Group Treasury Center

c/o Sönke Ziebell

Grafenauweg 2
6302 Zug
E-mail: soenke.ziebell@infrontsports.com

with a copy to:                                                                                                                                                 treasury@infrontsports.com

Notices to the Agent:                                                                                                                 UBS Switzerland AG
attn.: Mark Krieger
VZA2 — 1.000.0 / FMXJ-KIM
P.O. Box
8098 Zurich
Fax: +41(0)44 237 79 90
E-mail: markus.krieger@ubs.com

or, in case of changes to the above addresses, to any other address, facsimile number or e-mail address notified at least 5 (five) Business Days prior to the relevant notice. The Agent shall inform the other Parties promptly upon receipt of such change of address.

Notices under the Finance Documents shall be effective upon receipt by the relevant Party. Notices under the Finance Documents to or from an Obligor have to be sent via the Agent. The Agent may rely on all notices or other communication that it considers authentic and to be given by the person named as author.

Each Utilisation Request, Selection Notice, Transfer Agreement, each notice of an Event of Default, each notice according to Clause 36 (Remedies and waivers) and any other communication which shall be in writing according to mutual agreement between the Parties, shall not be made by electronic communication, including e-mail, but shall be made by letter post or, in case of communication to any of the Finance Parties, facsimile. The Agent reserves the right to refuse at any time the acceptance or forwarding of notices by way of electronic communication.

If exchanged electronically, any notice shall be sent solely to such e-mail addresses as set forth herein. Each Obligor authorises the Finance Parties and the Agent to communicate by unencrypted e-mail and other means of electronic communication, except with respect to communications suitable to create, amend or terminate rights and obligations under the Finance Documents.

The Parties acknowledge the existence of risks inherent to such electronic communication, including: (a) limited confidentiality: e-mails and attachments thereto or any other communication by electronic means may be susceptible without significant efforts to (systematic) interception by third parties and authorities; (b) manipulation: contents and mail address of the sender of such communication and any attachments thereto may be susceptible to manipulation and unauthorised amendment by a third party or to (permanent or temporary) delays in the transmission of the respective communication; (c) transmission failures: technical malfunctions may cause deliveries to go to recipients other than the intended addressee thereof or to be delayed or partially or entirely deleted; (d) lack of integrity: the recipient of such message may be unable to verify in a timely fashion whether the sender thereof is authentic and whether the content thereof is not unduly manipulated; (e) data corruption by viruses: viruses, trojan horses, worms, etc. may be transmitted by electronic communications and may cause significant damage to computer systems of the recipients thereof.

In particular, the Finance Parties and the Agent do not represent or warrant that (a) any electronic communication sent by a Finance Party or the Agent or addressed to a Borrower will be timely received by the addressee; (b) any electronic communication purportedly sent by a Finance Party or the Agent, its respective directors, officers and employees or agents, has actually been sent by it; and (c) any electronic communication to it will be read or processed on time.

The Agent reserves the right at any time to reject receipt of electronic communications, or make the receipt or processing thereof subject to certain conditions. Neither the Finance Parties nor the Agent shall be responsible or liable for any damage suffered, or cost incurred, by a Borrower or any other party as a result of or in connection with any electronic communication.

34.2             Language

a)                           Any notice given under or in connection with any Finance Document must be in English or German.

b)                           All other documents provided under or in connection with any Finance Document must be:

(i)                        in English or German; or

(ii)                     if not in English or German, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35.                    Severability

Should any part or provision of this Agreement be held to be invalid or unenfor-ceable by any competent court, governmental or administrative authority having jurisdiction, the other provisions of this Agreement shall nonetheless remain valid. In this case, the Parties shall negotiate in good faith a substitute provision that best reflects the economic intentions of the Parties without being unenforceable, and shall execute all agreements and documents required in this connection.

36.                    Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.                    Amendments and waivers

37.1             Required consents

a)                           Subject to Clause 37.2 (Exceptions) and Clause 37.3 (Replacement of screen rate) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, to the extent directly affected thereby, the Borrower and any such amendment or waiver will be binding on all Parties.

b)                           The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.1.

37.2             Exceptions

a)                           Subject to Clause 37.3 (Replacement of screen rate), an amendment or waiver that has the effect of changing or which relates to:

(i)                        the definition of Majority Lenders in Clause 1 (Definitions);

(ii)                     an extension to the date of payment of any amount under the Finance Documents;

(iii)                  a reduction in the Margin, a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)                 an increase in or an extension of any Facility or Commitment other than due to the exercise of an Extension Option or the Increase Option;

(v)                    any change of the payment order set out in Clause 31.5 (Partial payments);

(vi)                 the change or release of any Security or Guarantee granted under the Finance Agreements;

(vii)              Clause 3.2 (Lenders’ status, rights and obligations), Clause 25 (Changes to the Lenders), Clause 26 (Changes to the Obligors) or this Clause 37 (Amendments and waivers);

(viii)           changes to Clause 20.17 (No use of funds for Restricted Persons) and Clause 23.23 (No use of funds for Restricted Persons); and

(ix)                 any provision which expressly requires the consent of all the Lenders,

shall not be made without the prior consent of all the Lenders.

b)                           An amendment or waiver which relates to the rights or obligations of the Agent may not be effected without the consent of the Agent.

c)                            In connection with the amendment or waiver of a Restricted Finance Party Clause:

(i)                        the Commitments of Lenders that are Restricted Finance Parties, and

(ii)                     the vote of any other Restricted Finance Party which would be required to vote in accordance with the provisions of the Agreement will be excluded for the purpose of determining whether the consent of the requisite Finance Parties has been obtained or whether the amendment or waiver by the requisite Finance Parties has been made unless the relevant Restricted Finance Party has (in its absolute discretion) notified the Agent in writing that it does have, in the given circumstances, the benefit of the provision in respect of which the amendment or waiver is sought.

37.3             Replacement of screen rate

a)                           If:

(i)                        the screen rate in relation to LIBOR has permanently or indefinitely ceased to be published by ICE Benchmark Administration Limited (or any other person which takes over the administration of the rate) for a currency which can be selected for a Loan (or ICE Benchmark Administration Limited or such replacement administrator has made an announcement to that effect); or

(ii)                     the Agent comes to the conclusion (acting reasonably) that the use of LIBOR as benchmark rate is no longer appropriate,

the Borrower and the Agent shall enter into negotiations in good faith for a period of not more than 30 (thirty) days with a view to agreeing on another benchmark rate to apply in place of the screen rate (the Replacement Rate) and any amendment to the Finance Documents which relates to aligning any provision of a Finance Document to the use of that Replacement Rate. If any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with the terms agreed among the Borrower and the Majority Lenders.

b)                           If no agreement can be reached between the Borrower and the Majority Lenders within the period specified in paragraph (a) above, the Agent may, if so directed by the Majority Lenders, specify the Replacement Rate and any amendment to the Finance Documents which relates to aligning any provision of a Finance Document to the use of that Replacement Rate. To the extent practicable, these amendments shall be such as to ensure that the use of the Replacement Rate does not result in any material alteration in the commercial effect of the obligations of the Parties under this Agreement. Any amendments so specified by the Agent shall be binding on each of the Parties.

38.                    Confidentiality

38.1             Confidential Information

Each Party agrees to keep the Confidential Information confidential and any communication by a Party to any third party within Switzerland or abroad in relation to the Finance Documents (but subject to the provisions contained therein) requires the consent of all Parties, except for disclosure in the context of a proposed assignment, transfer, hedging or risk sharing, subject to such addressee having agreed to being bound by a confidentiality undertaking or is otherwise bound by requirements of confidentiality and for disclosure to Affiliates, and where required under applicable laws and regulation or in case of disclosure ordered by governmental authorities or in the instances referred to in the following sentence.

38.2             Release from bank secrecy

The Obligors hereby expressly release each Finance Party and its Affiliates from banking secrecy, data protection obligations and further confidentiality obligations for such purposes and to the extent required for the entering into, the administration, the maintenance and enforcement of the Finance Documents (or any other agreements or documents ancillary thereto), the performance of obligations or the enjoyment of rights thereunder or to the extent that any such act requires the transfer of data and information to third parties, including to New Lenders or rating agencies, and expressly permits the transfer of such data and information within Switzerland and|or from and to abroad.

38.3             Confidentiality of Reference Bank Quotations

a)                           The Agent and each Obligor agree to keep each Reference Bank Quotation confidential and not to disclose it to anyone, save to the extent permitted by paragaphs (b), (c) and (d) below.

b)                           The Agent may disclose any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

c)                            The Agent may disclose any Reference Bank Quotation to:

(i)                        any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives if any person to whom that Reference Bank Quotation is to be given pursuant to this subparagraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)                     any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)                  any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)                 any person with the consent of the relevant Lender or Reference Bank, as the case may be.

d)                           The Agents obligations in this Clause 38.3 (Confidentiality of Reference Bank Quotations) are without prejudice to its obligations to make notifications under Clause 10.6 (Notification of rates of interest) provided that the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

39.                    Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

40.                    Governing Law

This Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland.

41.                    Jurisdiction

Place of performance as well as the exclusive place of jurisdiction for any disputes arising out of or in connection with this Agreement shall be the City of Zurich, venue being Zurich 1.

However, the Finance Parties reserve the right to take legal action at the domicile of a Borrower or any other competent authority, in which case Swiss law shall remain applicable.

[Signature pages follow]

PARENT AND GUARANTOR:

Infront International Holdings AG

Name:	Name:
Function:	Function:

GUARANTOR:

Infront Holding AG

Name:	Name:
Function:	Function:

COMPANY, BORROWER AND GUARANTOR:

Infront Sports & Media AG

Name:	Name:
Function:	Function:

ORIGINAL LENDERS:

UniCredit Bank AG

Name:	Name:
Function:	Function:

UBS Switzerland AG

Name:	Name:
Function:	Function:

AGENT AND SECURITY AGENT:

UBS Switzerland AG

Name:	Name:
Function:	Function:

SCHEDULE 1

ORIGINAL PARTIES

Part I

Borrower

Borrower under Facility
Name	Jurisdiction	Term Loan Facility	RCF
Infront Sports & Media AG	Switzerland	Yes	Yes

Guarantors

Guarantor under Facility
Name	Jurisdiction	Term Loan Facility	RCF
Infront International Holdings AG	Switzerland	Yes	Yes
Infront Holding AG	Switzerland	Yes	Yes
Infront Sports & Media AG	Switzerland	Yes	Yes

Part II

Original Lenders and Commitments

	Facility			Pro-Rata
	(in EUR)			Share in
Name	Term Loan Facility	RCF	Total:	%:
UBS Switzerland AG	175,000,000	50,000,000	225,000,000	50.00%

UniCredit AG	175,000,000	50,000,000	225,000,000	50.00%

Total:	350,000,000	100,000,000	450,000,000	100.0%

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SCHEDULE 2

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.                            Corporate documents:

a)                           A certified and up-to-date excerpt from the commercial register of each Obligor | Security Provider (other than a Security Provider incorporated under the laws of Singapore).

b)                           Satisfactory searches made at the Accounting and Corporate Regulatory Authority in Singapore against each Security Provider incorporated under the laws of Singapore.

c)                            A certified and up-to-date copy of the constitutional documents of each Obligor | Security Provider (for each of the Security Providers incorporated under Italian law being its atto costitutivo and statuto).

d)                           An up-to-date copy of the register of beneficial owners of each Obligor | Security Provider incorporated in Switzerland as per art. 697 (l) CO).

e)                            A solvency certificate (certificate di vigenza) of each of the Security Providers incorporated under Italian law from the relevant companies’ register in Italy dated not earlier than 3 (three) Business Days prior to the date of this Agreement, confirming that no insolvency or similar procedures are pending against such Security Provider.

f)                             A copy of a resolution of the board of directors (Verwaltungsrat), or equivalent corporate body, of each Obligor | Security Provider:

(i)                         approving the terms of, and the transactions contemplated by the Finance Documents to which it is a party and resolving that it executes and delivers and performs its obligations under the Finance Documents to which it is a party; and

(ii)                     authorising, where relevant, a specified person or specified persons to execute the Finance Documents to which it is a party on its behalf and to sign and|or dispatch all documents and notices (including, if relevant, any Utilisation Request) to be

1

signed and dispatched by it under or in connection with the Finance Documents to which it is a party.

g)                            A resolution of all the shareholders of each Security Provider incorporated under the laws of Singapore:

(i)                           approving the terms of, and the transactions contemplated by the Finance Documents to which it is a party;

(ii)                        adopting such changes to its constitution as the Security Agent requires to, among other things, remove any restriction on any transfer of its shares pursuant to any enforcement of the Share Charge (IPAHPL) or, as the case may be, the Share Charge (IFMPL).

h)                           To the extent required under applicable local law to create a valid security interest, a resolution of the shareholders, or equivalent corporate body, of each Security Provider relating to the execution, delivery and performance of the respective Security Agreement.

i)                               A certificate of each Obligor and Security Provider, signed by an authorised signatory of the Obligor and the Security Provider respectively:

(i)                         containing a specimen signature of each person authorised to execute the Finance Documents or any document or notice in connection therewith on behalf of the respective Obligor | Security Provider;

(ii)                      confirming that borrowing, guaranteeing or securing, as applicable, would not cause any borrowing, guaranteeing, securing or similar limit binding on the respective Obligor | Security Provider to be exceeded; and

(iii)                   confirming that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect.

j)                              A certificate of the Borrower, signed by an authorised signatory of the Borrower:

2

(i)                         confirming that the first Utilisation will be applied in full payment or repayment of the amounts outstanding under the Existing Credit Facilities Agreement;

(ii)                      confirming that the Existing Credit Facilities Agreement has been terminated or will be terminated by the first Utilisation Date;

(iii)                   confirming that Hedging Agreements in relation to the Existing Credit Facilities Agreement have been terminated or will be terminated by the first Utilisation Date; and

(iv)                  confirming that any amounts payable under Hedging Agreements relating to the Existing Credit Facilities Agreement have been or will be paid by the first Utilisation Date.

2.                            Finance Documents:

a)                           A copy of this Agreement, duly executed by each party thereto.

b)                           A copy of the Fee Letters, duly executed by each party thereto.

c)                            Each of the Security Agreements, duly executed by each party thereto.

d)                           Evidence satisfactory to the Lenders regarding the valid perfection of the security interests created under the Security Agreements.

3.                            Legal Opinions:

a)                           Legal opinion of Homburger AG, legal adviser to the Mandated Lead Arrangers, Agent and Security Agent as to Swiss law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

b)                           Legal opinion (capacity and enforceability) of Allen & Gledhill LLP, legal adviser to the Lenders as to Singapore law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3

c)                            Legal opinion (capacity and enforceability) of Allen & Overy — Studio Legale Associato, legal adviser to the Lenders as to Italian law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.                            Other documents and evidence:

a)                           Most recent statutory financial statements of the Company and each Obligor.

b)                          Evidence satisfactory to the Lenders that the fees, costs and expenses then due in accordance with the Agreement have been paid or will be paid by the first Utilisation Date.

c)                            Evidence satisfactory to the Lenders that any amount outstanding under the Existing Credit Facilities Agreement has been paid or will be paid by the first Utilisation Date.

d)                           Evidence satisfactory to the Lenders that any hedging liability has been repaid or settled or will be repaid or settled by the first Utilisation Date.

e)                            Any information and evidence in respect of the Company required by the Agent or any other Finance Party to enable it to be satisfied with the results of all “know your customer” checks which it is required to carry out in relation to such person.

f)                             Further copies of documents, authorisations, opinions or assurances at the reasonable request of the Agent.

4

SCHEDULE 3

REQUESTS

Part I

Form of Utilisation Request

Utilisation Request

From:     Infront Sports & Media AG

To:	UBS Switzerland AG
attn.: Mark Krieger
VZA2 — 1.000.0 / FMXJ-KIM
P.O. Box
8098 Zurich
Fax: +41(0)44 237 79 90
E-mail: markus.krieger@ubs.com

Date:	[Date]

Dear Sirs,

Infront Sports & Media AG  — Credit Facilities Agreement dated May 18, 2018
(the Agreement)

1.                            We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                            We wish to borrow a Loan on the following terms:

Facility:	[Term Loan Facility | RCF]

Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	[•]

Amount:	[•] or, if less, the Available Facility

1

Interest Period:	[•] Month(s)

Account:	[•]

3.                            We confirm that each condition specified in Clause 5.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.                            We confirm that the Repeating Representations are true and correct and no Default is continuing or likely to occur as of the date hereof.

5.                            This Utilisation Request is irrevocable.

Yours faithfully

Infront Sports & Media AG

Name:	Name:
Function:	Function:

2

Part II

Form of Selection Notice

Selection Notice

From	Infront Sports & Media AG

To	UBS Switzerland AG
attn.: Mark Krieger
VZA2 — 1.000.0 / FMXJ-KIM
P.O. Box
8098 Zurich
Fax: +41(0)44 237 79 90
E-mail: markus.krieger@ubs.com

Date:	[Date]

Dear Sirs,

Infront Sports & Media AG  — Credit Facilities Agreement dated May 18, 2018
(the Agreement)

1.                           We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.                            We refer to the following Term Loan: [Details of respective Term Loan].

3.                            [We request that the next Interest Period for the above Loan shall be: [•] Month(s)]

4.                            We confirm that the Repeating Representations are true and correct and no Default is continuing or likely to occur as of the date hereof.

5.                            This Selection Notice is irrevocable.

3

Yours faithfully

Infront Sports & Media AG

Name:	Name:
Function:	Function:

4

Part III

Form of Extension Request

Extension Request

From	Infront Sports & Media AG

To	UBS Switzerland AG
attn.: Mark Krieger
VZA2 — 1.000.0 / FMXJ-KIM
P.O. Box
8098 Zurich
Fax: +41(0)44 237 79 90
E-mail: markus.krieger@ubs.com

Date:	[Date]

Dear Sirs,

Infront Sports & Media AG  — Credit Facilities Agreement dated May 18, 2018
(the Agreement)

1.                            We refer to the Agreement. This is an Extension Request. Terms defined in the Agreement have the same meaning in this Extension Request unless given a different meaning in this Extension Request.

2.                            We request that the [Initial Maturity Date| First Extended Maturity Date] be extended for a further period of 12 (twelve) Months.

3.                            We confirm that no Event of Default is continuing.

4.                            This Extension Request is irrevocable.

Yours faithfully

Infront Sports & Media AG

Name:	Name:
Function:	Function

1

Part IV

Form of Increase Request

Increase Request

From	Infront Sports & Media AG

To	UBS Switzerland AG
attn.: Mark Krieger
VZA2 — 1.000.0 / FMXJ-KIM
P.O. Box
8098 Zurich
Fax: +41(0)44 237 79 90
E-mail: markus.krieger@ubs.com

Date:	[Date]

Dear Sirs,

Infront Sports & Media AG  — Credit Facilities Agreement dated May 18, 2018
(the Agreement)

1.                            We refer to the Agreement. This is an Increase Request. Terms defined in the Agreement have the same meaning in this Extension Request unless given a different meaning in this Increase Request.

2.                            We request an increase in accordance with the following terms:

Facility:	[Term Loan Facility | RCF]

Increase Date:	[•] (or, if that is not a Business Day, the next Business Day)

Currency:	[•]

Amount:	[•]

3.                            We confirm that the Repeating Representations are true and correct, no Event of Default is continuing and no Event of Default will occur as a result of the [Additional Term Loan Facility Commitment] | [Additional RCF Commitment] being made available.

1

Yours faithfully

Infront Sports & Media AG

Name:	Name:
Function:	Function

2

SCHEDULE 4

FORM OF TRANSFER AGREEMENT

From:	[the Existing Lender] and [the New Lender] (the New Lender)

To:	UBS Switzerland AG
attn.: Mark Krieger
VZA2 — 1.000.0 / FMXJ-KIM
P.O. Box
8098 Zurich
Fax: +41(0)44 237 79 90
E-mail: markus.krieger@ubs.com

[In addition, if the consent of the Obligors’ Agent is required pursuant to Clause 25 (Changes to the Lenders): ISMAG]

Date:	[Date]

Dear Sirs,

Infront Sports & Media AG  — Credit Facilities Agreement dated May 18, 2018
(the Agreement)

1.                            We refer to the Agreement. This is a Transfer Agreement. Terms defined in the Agreement have the same meaning in this Transfer Agreement unless given a different meaning in this Transfer Agreement.

2.                            With respect to the Security Agreements governed by Italian law, any transfer made under the Agreement by way of Swiss law transfer shall be construed under Italian law as a cessione totale o parziale del contratto or a cessione del credito or otherwise a successione a titolo particolare and shall not entail under Italian law a novazione of (or have an effetto novativo on) the Agreement or such Security Agreement.

3.                            Notice by the Existing Lender

[If the consent of the Obligors’ Agent is required pursuant to Clause 25 (Changes to the Lenders):] [The Existing Lender hereby requests the Obligors’ Agent to consent to the transfer by way of assignment and assumption of the Existing Lender’s rights and obligations under the Agreement

1

pursuant to Clause 25 (Changes to the Lenders) thereof to the extent specified herein to the New Lender. The Existing Lender hereby represents to the Obligors’ Agent that the details of the Transfer set forth herein are complete and accurate.]

[If no consent of the Obligors’ Agent is required pursuant to Clause 25 (Changes to the Lenders):] [The Existing Lender hereby notifies the Obligors’ Agent of the transfer by way of assignment and assumption of the Existing Lender’s rights and obligations under the Agreement pursuant to Clause 25 (Changes to the Lenders) of the Agreement to the extent specified herein to the New Lender. The Existing Lender hereby represents to the Obligors’ Agent that the details of the Transfer set forth herein are complete and accurate.] [No consent of the Obligors’ Agent is required pursuant to Clause 25.2 (Conditions of Assignment or Transfer) of the Agreement as [an Event of Default is continuing] [the New Lender is a Lender or an Affiliate of a Lender which in each case is a Qualifying Bank.]

4.                            Assignment and Assumption

Subject to the Agent’s confirmation pursuant to Clause 25 (Changes to the Lenders) of the Agreement, (i) the Existing Lender hereby assigns its rights and transfers its obligations under the Agreement to the New Lender to the extent specified herein; (ii) the New Lender hereby accepts and assumes the Existing Lender’s rights and obligations under the Agreement to the extent specified herein; (iii) the Existing Lender shall be discharged of its obligations to the extent of the New Lender’s assumption thereof; and (iv) unless the New Lender is already a Finance Party, it shall become a Lender under the Agreement hereby.

5.                            Transfer Fee

The New Lender shall pay a fee to the Agent in the amount of EUR 3,000 (three thousand Euros).

6.                            Representations and Warranties of the New Lender

The New Lender represents and warrants that it (i) has received a copy of the Agreement together with all further information it may have requested, and (ii) has not relied on any representation, or any information provided by the Existing Lender or any other Finance Party in assessing the legality, validity, effectiveness, appropriateness, accuracy or completeness of such

2

representation or information, but made, and will make throughout the term of the Agreement, an independent assessment of the business and financial conditions, creditworthiness and prospects of the Borrower.

The New Lender further represents to all Parties that it [is] [is not] a Qualifying Bank.

The New Lender acknowledges and agrees that the Agent has executed the Security Agreement is direct or indirect representative, as the case may be, of such New Lender.

The New Lender represents and warrants that it is a FATCA Exempt Party (or will be a FATCA Exempt Party as from the earliest FATCA Application Date).

7.                            New Lender’s Covenants

The New Lender hereby undertakes, for the benefit of all Parties, to duly perform each obligation pursuant to the Agreement and any document related thereto assumed by it herein.

8.                            Disclaimer

No Finance Party confirms, represents or warrants the legality, validity, effectiveness, appropriateness or enforceability of the Agreement or any document related thereto. None of the Finance Parties shall have any responsibility or liability with respect thereto or to the business or financial condition of any Obligor or any other member of the Group, its creditworthiness or its compliance with any obligation pursuant to the Agreement or any document related thereto.

The New Lender expressly acknowledges the limitations of the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of Responsibility of Existing Lenders).

9.                            Governing Law and Jurisdiction

This Transfer Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland. Place of performance as well as the exclusive place of jurisdiction for any disputes arising out of or

3

in connection with this Transfer Agreement shall be the City of Zurich, venue being Zurich 1.

10.                     Details of Transfer

Facility	Term Loan Facility	RCF
Effective date of Transfer	[•]	[•]
Existing Lender’s Commitment	EUR [•]	EUR [•],CHF [•] or USD [•]
Outstanding portion of Existing Lender’s Commitment	EUR [•]	EUR [•],CHF [•] or USD [•]
Available portion of Existing Lender’s Commitment	EUR [•]	EUR [•],CHF [•] or USD [•]
Portion of Existing Lender’s Commitments transferred to New Lender	EUR [•]	EUR [•],CHF [•] or USD [•]

11.                     Details of New Lender

Legal name and registered office:
Contact person:
Address for notices:
Payment Instructions:
Phone:
E-mail:
Facsimile:

4

New Lender:

[Name]

Name:	Name:
Function:	Function:

Existing Lender:

[Name]

Name:	Name:
Function:	Function:

If the consent of the Obligors’ Agent is required pursuant to Clause 25 (Changes to the Lenders):

Infront Sports & Media AG

Name:	Name:
Function:	Function:

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SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

From:	[the Existing Lender] and [the Assignee] (the Assignee)

To:	UBS Switzerland AG
attn.: Mark Krieger
VZA2 — 1.000.0 / FMXJ-KIM
P.O. Box
8098 Zurich
Fax: +41(0)44 237 79 90
E-mail: markus.krieger@ubs.com

[In addition, if the consent of the Obligors’ Agent is required pursuant to Clause 25 (Changes to the Lenders): ISMAG]

Date:	[Date]

Dear Sirs,

Infront Sports & Media AG  — Credit Facilities Agreement dated May 18, 2018
(the Agreement)

1.                            We refer to the Agreement. This is an Assignment Agreement for the purpose of the Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.                            With respect to the Security Agreements governed by Italian law, any assignment made under the Agreement by way of Swiss law assignment shall be construed under Italian law as a cessione totale o parziale del contratto or a cessione del credito or otherwise a successione a titolo particolare and shall not entail under Italian law a novazione of (or have an effetto novativo on) the Agreement or such Security Agreement.

3.                            Notice by the Existing Lender

[If the consent of the Obligors’ Agent is required pursuant to Clause 25.2 (Conditions of Assignment or Transfer):] [The Existing Lender hereby requests the Obligors’ Agent to consent to the assignment of the Existing Lender’s rights and claims under the Agreement pursuant to Clause 25.2 (Conditions of Assignment or Transfer) thereof to the extent specified herein

1

to the Assignee. The Existing Lender hereby represents to the Obligors’ Agent that the details of the assignment set forth herein are complete and accurate.]

[If no consent of the Obligors’ Agent is required pursuant to Clause 25.2 (Conditions of Assignment or Transfer)):] [The Existing Lender hereby notifies the Obligors’ Agent of the assignment of the Existing Lender’s rights and claims under the Agreement pursuant to Clause 25.2 (Conditions of Assignment or Transfer)) of the Agreement to the extent specified herein to the Assignee. The Existing Lender hereby represents to the Obligors’ Agent that the details of the assignment set forth herein are complete and accurate.] [No consent of the Obligors’ Agent is required pursuant to Clause 25.2 (Conditions of Assignment or Transfer) of the Agreement as [an Event of Default is continuing] [the Assignee is a Lender or an Affiliate of a Lender which in each case is a Qualifying Bank.]

4.                            Assignment and Assumption

Subject to the Agent’s confirmation pursuant to Clause 25 (Changes to the Lenders) of the Agreement, (i) the Existing Lender agrees to assign and hereby assigns its rights and claims under the Agreement to the Assignee to the extent specified herein; and (ii) the Assignee hereby accepts and assumes the Existing Lender’s rights and claims under the Agreement to the extent specified herein.

5.                            Assignment Fee

The Assignee shall pay a fee to the Agent in the amount of EUR 3,000 (three thousand Euros).

6.                            Representations and Warranties of the Assignee

The Assignee represents and warrants that it (i) has received a copy of the Agreement together with all further information it may have requested, and (ii) has not relied on any representation, or any information provided by the Existing Lender or any other Finance Party in assessing the legality, validity, effectiveness, appropriateness, accuracy or completeness of such representation or information, but made, and will make throughout the term of the Agreement, an independent assessment of the business and financial conditions, creditworthiness and prospects of the Borrower.

The Assignee further represents to all Parties that it [is] [is not] a Qualifying Bank.

2

The Assignee represents and warrants that it is a FATCA Exempt Party (or will be a FATCA Exempt Party as from the earliest FATCA Application Date).

7.                            Disclaimer

No Finance Party confirms, represents or warrants the legality, validity, effectiveness, appropriateness or enforceability of the Agreement or any document related thereto. None of the Finance Parties shall have any responsibility or liability with respect thereto or to the business or financial condition of the Borrower or any other member of the Group, its creditworthiness or its compliance with any obligation pursuant to the Agreement or any document related thereto.

Assignee expressly acknowledges the limitations of the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of Responsibility of Existing Lenders).

8.                            Governing Law and Jurisdiction

This Assignment Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland. Place of performance as well as the exclusive place of jurisdiction for any disputes arising out of or in connection with this Transfer Agreement shall be the City of Zurich, venue being Zurich 1.

9.                            Details of Assignment

Facility	Term Loan Facility	RCF
Effective date of Assignment	[•]	[•]
Existing Lender’s Commitment	EUR [•]	EUR [•],CHF [•] or USD [•]
Outstanding portion of Existing Lender’s Commitment	EUR [•]	EUR [•],CHF [•] or USD [•]
Available portion of Existing Lender’s Commitment	EUR [•]	EUR [•],CHF [•] or USD [•]
Portion of Existing Lender’s Rights and claims assigned to Assignee	EUR [•]	EUR [•],CHF [•] or USD [•]

3

10.                     Details of Assignee

Legal name and registered office:
Contact person:
Address for notices:
Payment Instructions:
Phone:
E-mail:
Facsimile:

4

Assignee:

[Name]

Name:	Name:
Function:	Function:

Existing Lender:

[Name]

Name:	Name:
Function:	Function:

If the consent of the Obligors’ Agent is required pursuant to Clause 25 (Changes to the Lenders):

Infront Sports & Media AG

Name:	Name:
Function:	Function:

5

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

Compliance Certificate

From:	Infront Sports & Media AG

To:	UBS Switzerland AG
attn.: Mark Krieger
VZA2 — 1.000.0 / FMXJ-KIM
P.O. Box
8098 Zurich
Fax: +41(0)44 237 79 90
E-mail: markus.krieger@ubs.com

Date:	[Date]

Dear Sirs,

Infront Sports & Media AG — Credit Facilities Agreement dated May 18, 2018
(the Agreement)

1.                            We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.                            We confirm that:

(i)                           the Leverage Ratio is being complied with and has been calculated in accordance with Annex A hereto;

(ii)                        the Minimum Equity is being complied with and has been calculated in accordance with Annex B hereto; and

(iii)                     no Default is continuing.

Infront Sports & Media AG

Name:	Name:
Function:	Function:

1

Annex A: Calculation of Leverage Ratio

2

Annex B: Calculation of Minimum Equity

3

SCHEDULE 7

FORM OF INCREASE DOCUMENTS

Part I

Form of Increase Agreement

From:	[the Increase Lender]

To:	UBS Switzerland AG
attn.: Mark Krieger
VZA2 — 1.000.0 / FMXJ-KIM
P.O. Box
8098 Zurich
Fax: +41(0)44 237 79 90
E-mail: markus.krieger@ubs.com

Date:	[Date]

Dear Sirs,

Infront Sports & Media AG — Credit Facilities Agreement dated May 18, 2018
(the Agreement)

1.                            We refer to the Agreement. This is an Increase Agreement for the purpose of the Agreement. Terms defined in the Agreement have the same meaning in this Increase Agreement unless given a different meaning in this Increase Agreement.

2.                            The proposed Increase Date is [date], subject to Clause 3.4 (Increase Option) of the Agreement.

3.                            With effect as of the Increase Date (or such later date as the increase in the [Total Term Loan Facility Commitment] [the Total RCF Commitment], takes effect pursuant to Clause 3.4 (Increase Option)), the Increase Lender hereby increases its [Term Loan Facility Commitment] [RCF Commitment], under the Agreement in accordance with the terms of the Agreement as follows:

[Total Term Loan Facility Commitment] [Total RCF Commitment] prior to increase	[•]
[Additional Term Loan Facility Commitment] [Additional RCF Commitment]	[•]
Increasing Lender’s participation in the [Additional Term Loan Facility Commitment] [Additional RCF Commitment]	[•]

1

[Total Term Loan Facility Commitments] [Total RCF Commitments] upon increase	[•]
Increasing Lender’s participation in the [Total Term Loan Facility Commitment] [Total RCF Commitment] upon increase	[•]

2

Infront Sports & Media AG

Name:	Name:
Function:	Function:

Increasing Lender:

[Name]

Name:	Name:
Function:	Function:

The Increase Date is confirmed by the Agent as [date].

UBS Switzerland AG

Name:	Name:
Function:	Function:

3

Part II

Form of Accession Agreement

From:	[the Additional Lender]

To:	UBS Switzerland AG
attn.: Mark Krieger
VZA2 — 1.000.0 / FMXJ-KIM
P.O. Box
8098 Zurich
Fax: +41(0)44 237 79 90
E-mail: markus.krieger@ubs.com

Date:	[Date]

Dear Sirs,

Infront Sports & Media AG — Credit Facilities Agreement dated May 18, 2018
(the Agreement)

1.                            We refer to the Agreement. This is an Accession Agreement for the purpose of the Agreement. Terms defined in the Agreement have the same meaning in this Accession Agreement unless given a different meaning in this Accession Certificate.

2.                            The proposed Increase Date is [date], subject to Clause 3.4 (Increase Option) of the Agreement.

3.                            On the Increase Date (or such later date as the increase in the [Total Term Loan Facility Commitment] [the Total RCF Commitment], takes effect pursuant to Clause 3.4 (Increase Option)):

a)                           the Additional Lender becomes a party to the Agreement as a Lender; and

b)                           the Additional Lender assumes all the rights and obligations of a Lender in relation to its participation in the Additional Term Loan Facility Commitment] [Additional RCF Commitment] in accordance with the terms of the Agreement as follows:

[Total Term Loan Facility Commitment] [Total RCF Commitment] prior to increase	[•]
[Additional Term Loan Facility Commitment] [Additional RCF Commitment]	[•]
Additional Lender’s participation in the [Additional Term Loan Facility Commitment] [Additional RCF Commitment]	[•]

1

[Total Term Loan Facility Commitments] [Total RCF Commitments] upon increase	[•]
Additional Lender’s participation in the [Total Term Loan Facility Commitment] [Total RCF Commitment] upon increase	[•]

4.                            The administrative details of the Additional Lender for the purposes of the Agreement are as follows:

Legal name and registered office:	[•]
Contact person:	[•]
Address for notices:	[•]
Payment instructions:	[•]
Phone:	[•]
Email:	[•]
Facsimile:

5.                            The Additional Lender represents and warrants that it (i) has received a copy of the Agreement together with all further information it may have requested, and (ii) has not relied on any representation, or any information provided by any Finance Party in assessing the legality, validity, effectiveness, appropriateness, accuracy or completeness of such representation or information, but made, and will make throughout the term of the Agreement, an independent assessment of the business and financial conditions, creditworthiness and prospects of the Borrower.

The Additional Lender further represents to all Parties that it is a FATCA Exempt Party and [a Swiss Qualifying Bank] [not a Swiss Qualifying Bank] and that it is resident for tax purposes in [•].

6.                            The Additional Lender hereby undertakes, for the benefit of all Parties, to duly perform each obligation pursuant to the Agreement and any document related thereto assumed by it herein.

7.                            The Additional Lender expressly acknowledges the limitations of the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of Responsibility of Existing Lenders).

8                               This Accession Agreement shall be exclusively governed by and construed in accordance with the substantive laws of Switzerland, excluding its conflict of laws principles.

The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Accession Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the City of Zurich (Zurich 1), Switzerland.

2

Infront Sports & Media AG

Name:	Name:
Function:	Function:

Additional Lender:

[Name]

Name:	Name:
Function:	Function:

The Increase Date is confirmed by the Agent as [date].

UBS Switzerland AG

Name:	Name:
Function:	Function:

3

SCHEDULE 8

Group Structure Chart

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INFRONT GROUP CORPORATE STRUCTURE
[AS AT 1.4.2018]

Infront Holding AG, CH
Infront Sports & Media AG, CH
Omnigon Holding Inc, USA
71.9%
Omnigon Communications LLC, USA
Omnigon Canada Inc, CAN
Omnigon ooo, RU
Host Broadcast Services AG, CH
RU
HBS France SAS, FRA
HBS France Production SAS, FRA
Infront Germany GmbH, GER
Infront B2Run GmbH, GER
Infront France SAS, FRA
Infront France Travel Sàrl, FRA
Infront Austria GmbH, AUT
Digital Media Content Sales AG, CH
Infront Sportif Pazarlama AS, TR
Infront Netherlands BV, NL
Infront Sports & Media UK Ltd, UK
Infront Italy Holding SpA, ITA
Infront Italy SpA, ITA
Infront Centro Produzione Srl, ITA
Goalscout Srl, ITA
Infront Pan-Asia Holding Pte Ltd, SIN
Infront Football Media Pte Ltd, SIN
Infront Pan-Asia Pte Ltd, SIN
Infront Sports & Media (China) Co Ltd, PRC
Infront Sports & Media (Beijing) Co Ltd, PRC
Inactive Companies
Omnigon Ltd, UK
50%
DEB Eishockey Sport GmbH, GER
Joint Ventures
50%
International Games Broadcast Services AG, CH
50%
Infront Ringier Sports & Entertainment Switzerland AG, CH
50%
OC 2018 IIHF WM ApS, DEN
50%
Organizing Committee IIHF 2020 World Championship AG, CH
50%
Ishockey VM 2018 P/S, DEN
Minority Shares
24.5%
FIS Marketing AG, CH
11.2%
Copa 90 Ltd, UK

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NOTES & KEY

General Notes:
- All shareholdings 100% unless otherwise stated
- Branches in the same jurisdiction are not mentioned

Colors:

Dark: Commercially inactive company

Red: Commercially active company

FATCA:
All companies either qualify as active or passive NFFE, unless otherwise stated
R = Reporting Entity for FATCA

US Tax:

D = Disregarded Entity for US Tax purposes

Legal Forms
AS = Anonim Sirket (Turkisch limited liability company)
ApS = Anpartsselskab (Danish private limited liability company)
AG = Aktiengesellschaft (Swiss limited liability company)
BV = Besloten vennootschap (Dutch limited liability company)
Co Ltd = Chinese limited liability company
GmbH = Gesellschaft mit beschränkter Haftung (German or Austrian limited liability company)
Inc = Incorporation (Canadian or US limited liability company)
Ltd. = Limited (UK limited liability company)
LLC = Limited liability company (US limited liability company)
ooo = Obshchestvo s Ogranichennoy Otvetstvennostyu (Russian limited liability company)
P/S = Partnerselskab (Danish partnership)
Pte Ltd = Private Limited (Singapore private limited company)
Sàrl = Société à responsabilité limitée (French limited liability company)
SAS = Société par actions simplifiée (French limited liability company)
Srl = Società a Responsabilità Limitata (Italian limited liability company)

Tax Jurisdictions
AUT = Austria
CAN = Canada
CH = Switzerland
DEN = Denmark
FRA = France
GER = Germany
ITA = Italy
NL = Netherlands
PRC = People's Republic of China
RU = Russia
SIN = Singapore
TR = Turkey
UK = United Kingdom
USA = Unites States of America

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